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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-211570

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 8, 2016)

4,500,000 Shares

National Storage Affiliates Trust

Common Shares of Beneficial Interest

          We are offering 4,500,000 of our common shares of beneficial interest, $0.01 par value per share. Our common shares are listed on the New York Stock Exchange ("NYSE") under the symbol "NSA." The last reported sale price of our common shares on the New York Stock Exchange on December 9, 2016 was $22.18 per share.

          We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012.

          We have elected and qualified to be taxed as a real estate investment trust (a "REIT"), for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2015. To assist us in qualifying as a REIT, among other purposes, shareholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our aggregate outstanding shares of all classes and series, the outstanding shares of any class or series of our preferred shares or our outstanding common shares. Our declaration of trust contains various other restrictions on the ownership and transfer of our shares, see "Description of Securities—Restrictions on Ownership and Transfer."

          Investing in our common shares involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement and the risks set forth under the caption "Item 1A. Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2015 (our "2015 10-K"), which is incorporated by reference herein.

          The underwriters are purchasing the common shares from us at a price of $20.48 per share, which will result in approximately $91.7 million of net proceeds to us after deducting estimated offering expenses. The underwriters propose to offer the common shares from time to time in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by it and subject to its right to reject any order in whole or in part.

          We have granted the underwriters the option to purchase up to 675,000 additional common shares from us at the price set forth above within 30 days after the date of this prospectus supplement.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          We previously announced a quarterly dividend of $0.24 per common share payable on December 30, 2016 to shareholders of record at the close of business on December 15, 2016. Purchasers of our common shares in this offering taking delivery of such shares on the closing date will not receive this dividend.

          The common shares sold in this offering will be ready for delivery on or about December 16, 2016.

Jefferies	Morgan Stanley

The date of this prospectus supplement is December 12, 2016.

Prospectus Supplement

Prospectus

        You should read this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in our common shares. Neither we nor any underwriter has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, as well as the information we

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have previously filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate only as of its date or the dates specified in those documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

        Unless the context requires otherwise, references in this prospectus supplement to (1) "NSA," "our company," "we," "us" and "our" refer to National Storage Affiliates Trust, a Maryland real estate investment trust, together with its subsidiaries, (2) "our operating partnership" refers to NSA OP, LP, a Delaware limited partnership of which we are the sole general partner, together with its subsidiaries, and (3) "our predecessor" refer to the combined subsidiaries of SecurCare Self Storage, Inc. Unless indicated otherwise, the information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional common shares from us.

FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in each within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements.

        Statements regarding the following subjects, among others, may be forward-looking:

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  the use of the net proceeds of this offering;

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  market trends in our industry, interest rates, the debt and lending markets or the general economy;

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  our business and investment strategy;

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  the acquisition of properties, including the ability of our acquisitions to achieve underwritten capitalization rates and our ability to execute on our acquisition pipeline;

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  timing of acquisitions;

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  our relationships with, and our ability and timing to attract additional, participating regional operators ("PROs");

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  our ability to effectively align the interests of our PROs with us and our shareholders;

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  the integration of our PROs and their contributed portfolios into our company, including into our financial and operational reporting infrastructure and internal control framework;

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  our operating performance and projected operating results, including our ability to achieve market rents and occupancy levels, reduce operating expenditures and increase the sale of ancillary products and services;

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  our ability to access additional off-market acquisitions;

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  actions and initiatives of the U.S. federal, state and local government and changes to U.S. federal, state and local government policies and the execution and impact of these actions, initiatives and policies;

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  the state of the U.S. economy generally or in specific geographic regions, states or municipalities;

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  economic trends and economic recoveries;

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  our ability to obtain and maintain financing arrangements on favorable terms;

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  general volatility of the securities markets in which we participate;

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  changes in the value of our assets;

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  projected capital expenditures;

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  the impact of technology on our products, operations, and business;

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  the implementation of our technology and best practices programs (including our ability to effectively implement our integrated Internet marketing strategy);

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  changes in interest rates and the degree to which our hedging strategies may or may not protect us from interest rate volatility;

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  impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

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  our ability to continue to qualify, and maintain our qualification, as a REIT for U.S. federal income tax purposes;

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  availability of qualified personnel;

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  the timing of conversions of Class B common units of limited partner interest ("subordinated performance units") in our operating partnership and subsidiaries of our operating partnership into Class A common units of limited partner interest ("OP units") in our operating partnership, the conversion ratio in effect at such time and the impact of such convertibility on our diluted earnings (loss) per share;

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  the risks of investing through joint ventures, including whether the anticipated benefits from a joint venture are realized or may take longer to realize than expected;

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  estimates relating to our ability to make distributions to our shareholders in the future; and

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  our understanding of our competition.

        The risks included here are not exhaustive. Other sections of this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference in each may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, and our management cannot assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those

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contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

        The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference in each reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our 2015 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. If a change occurs, our business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made.

        Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors" beginning on page S-9 of this prospectus supplement, "Item 1A. Risk Factors" in our 2015 10-K and any risk factors described in the other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, which will be considered to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

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 PROSPECTUS SUMMARY

        This summary highlights some of the information in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in our common shares. You should read carefully the more detailed information in this prospectus supplement and the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Company

General

        National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation, and acquisition of self-storage properties located within the top 100 MSAs throughout the United States. According to the 2016 Self-Storage Almanac, we are the sixth largest owner and operator of self storage properties in the United States based on number of properties, self storage units and rentable square footage. As of December 9, 2016, we held ownership interests in and operate a geographically diversified portfolio of 449 self storage properties, located in 23 states, comprising approximately 27.6 million rentable square feet, configured in approximately 220,000 storage units.

        Our chairman and chief executive officer, Arlen D. Nordhagen, co-founded SecurCare Self Storage, Inc. in 1988 to invest in and manage self storage properties. While growing SecurCare to over 150 self storage properties, Mr. Nordhagen recognized a market opportunity for a differentiated public self storage REIT that would leverage the benefits of national scale by integrating multiple experienced regional self storage operators with local operational focus and expertise. We believe that his vision, which is the foundation of our company, aligns the interests of PROs with those of our public shareholders by allowing our PROs to participate alongside our shareholders in our financial performance and the performance of our PROs' contributed portfolios. A key component of this strategy is to capitalize on the local market expertise and knowledge of regional self storage operators by maintaining the continuity of their roles as property managers.

        We believe that our structure creates the right financial incentives to accomplish these objectives. We require our PROs to exchange the self storage properties they contribute to our company for a combination of OP units and subordinated performance units in our operating partnership or subsidiaries of our operating partnership that issue units intended to be economically equivalent to the OP units and subordinated performance units issued by our operating partnership ("DownREIT partnerships"). OP units, which are economically equivalent to our common shares, create alignment with the performance of our company as a whole. Subordinated performance units, which are linked to the performance of specific contributed portfolios, incentivize our PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that they continue to manage on our behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, subordinated performance units play a key role in aligning the interests of our PROs with us and our shareholders. Our structure thus offers PROs a unique opportunity to serve as regional property managers for their contributed properties and directly participate in the potential upside of those properties while simultaneously diversifying their investment to include a broader portfolio of self storage properties. We believe our structure provides us with a competitive growth advantage over self storage companies that do not offer property owners the ability to participate in the performance and potential future growth of their contributed portfolios.

        We believe that our national platform has significant potential for continued external and internal growth. We seek to further expand our platform by continuing to recruit additional established self storage operators, while integrating our operations through the implementation of centralized initiatives, including management information systems, revenue enhancement, and cost optimization programs. We are currently engaged in preliminary discussions with additional self storage operators with portfolios that typically have over 20 properties each and believe that we could add one to three additional PROs annually over the next three to five years. We believe there is significant opportunity for growth through consolidation of the highly fragmented self storage industry in the United States. According to the Self Storage Association, as of July 31, 2015, the industry consisted of over 50,000 properties managed by more than 30,000 different operators with an estimated market value in excess of $200 billion and estimated annual revenues of approximately $27 billion for the year ended December 31, 2014. Any additional operators that we add should enhance our existing geographic footprint and allow us to enter regional markets in which we currently have limited or no market share.

        The self storage sector has consistently established itself as one of the strongest performing sectors among all classes of real estate over the last twenty years. According to the National Association of Real Estate Investment Trusts, from 1994 through December 31, 2015, the self storage equity REIT sector has outperformed all other equity REIT sectors while experiencing the least volatility.

Our PROs

        We have seven PROs: SecurCare Self Storage, Inc. and its controlled affiliates ("SecurCare"), Kevin Howard Real Estate Inc., d/b/a Northwest Self Storage and its controlled affiliates ("Northwest"), Optivest Properties LLC and its controlled affiliates ("Optivest"), Guardian Storage Centers LLC and its controlled affiliates ("Guardian"), Move It Self Storage and its controlled affiliates ("Move It"), Arizona Mini Storage Management Company d/b/a Storage Solutions and its controlled affiliates ("Storage Solutions"), and Hide-Away Storage Services, Inc. ("Hide-Away"). To capitalize on their recognized and established local brands, our PROs continue to function as property managers for their contributed properties under their existing brands. Over the long-run, we may seek to brand or co-brand each location as part of NSA.

        Certain representatives of our PROs serve as regional president or executive vice president of our company but receive no compensation from us for serving in these roles. We benefit from the local market knowledge and active presence of our PROs, allowing us to build and foster important customer and industry relationships. These local relationships provide attractive off-market acquisition opportunities that we believe will continue to fuel additional external growth. Newly acquired properties are integrated into our national platform and managed by our PROs.

        Our PROs have collectively contributed the majority of their properties to our company. We believe our structure allows our PROs to optimize their established property management platforms while addressing financial and operational hurdles. Before joining us, our PROs faced challenges in securing low cost capital and had to manage multiple investors and lending relationships, making it difficult to compete with larger competitors, including public REITs, for acquisition and investment opportunities. Our PROs were also limited in their ability to raise growth capital through the sale of assets, a portfolio refinancing, or capital contributions from new equity partners. Serving as our on-the-ground acquisition teams, our PROs now have access to our broader financing sources and lower cost of capital, while our national platform allows them to benefit from our economies of scale to drive operating efficiencies in a rapidly evolving, technology-driven industry.

Recent Developments

  Self Storage Property Acquisitions

        As of September 30, 2016, we owned 352 self storage properties, located in 19 states, comprising approximately 21.0 million rentable square feet, configured in approximately 168,000 storage units. As of September 30, 2016, the properties had, in the aggregate, a weighted average period-end occupancy of 90.1%.

        From July 1, 2016 through September 30, 2016, we acquired 34 self storage properties located in eight states, comprising approximately 2.3 million rentable square feet, configured in approximately 18,000 storage units for approximately $206 million. Consideration for these acquisitions included approximately $200 million of cash, OP equity of approximately $5 million (consisting of 127,011 OP units, 102,555 subordinated performance units, and the vesting of 7,900 LTIP units previously issued) and the assumption of approximately $1 million of other working capital liabilities. Of these acquisitions, two were acquired by us from our existing PROs and 32 were acquired by us from third-party sellers.

        Based on our underwriting, we believe the aggregate purchase price of the 34 properties acquired between July 1, 2016 and September 30, 2016, represents a weighted average underwritten capitalization rate of approximately 6.4%.

        On October 4, 2016, our joint venture (the "Joint Venture") with a major state pension fund (the "JV Investor") advised by Heitman Capital Management LLC completed its acquisition of the previously reported 66 property iStorage portfolio from an unrelated third party seller for an aggregate consideration of approximately $630 million. The Joint Venture financed the acquisition with approximately $320 million in equity (approximately $80 million from a newly formed subsidiary of our company ("NSA Member") in exchange for a 25% ownership interest and approximately $240 million from the JV Investor in exchange for a 75% ownership interest) with the balance of the consideration funded using proceeds from a new debt financing by the Joint Venture. NSA Member's capital contributions were funded with a draw on our revolving line of credit (our "Revolver"). In addition, we completed our acquisition of the iStorage property management platform, including a property management company, a captive insurance company, and the iStorage brand. For additional information about these acquisitions, see our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on September 15, 2016.

        Based on our underwriting, the Company believes the estimated aggregate purchase price of the iStorage portfolio represents a weighted average underwritten capitalization rate of approximately 5.3%.

        From October 1, 2016 through the date of this prospectus supplement, in addition to the acquisitions described in the paragraph above, we acquired 31 self storage properties located in seven states, comprising approximately 2.2 million rentable square feet, configured in approximately 17,000 storage units for approximately $226 million. Consideration for these acquisitions included approximately $207 million of cash, OP equity of approximately $17 million (consisting of 824,707 OP units, 10,729 subordinated performance units, and the vesting of 11,000 LTIP units previously issued) and the assumption of approximately $2.0 million of other working capital liabilities. Of these acquisitions, two were acquired by us from our existing PROs and 29 were acquired by us from third-party sellers.

        Based on our underwriting, we believe the aggregate purchase price of the 31 properties acquired since October 1, 2016 represents a weighted average underwritten capitalization rate of approximately 6.0%.

        We have also entered into contracts to acquire three self storage properties and expand four self storage properties located in five states, comprising approximately 0.3 million rentable square feet, configured in approximately 2,100 storage units for aggregate consideration of approximately $25 million. Consideration for these acquisitions is expected to include approximately $23 million of cash and OP equity of approximately $2.0 million. Of these acquisitions, we expect that one will be acquired by us from a PRO and two will be acquired by us from third-party sellers. Although we currently expect to complete these acquisitions during the first quarter of 2017, our acquisition of these properties is subject to customary closing conditions and there is no assurance that these properties will be acquired or will be acquired at the time or pursuant to the terms currently contemplated.

        Based on our underwriting, we believe the estimated aggregate purchase price of the three properties under contract to be acquired represents a weighted average underwritten capitalization rate of approximately 6.2%.

        We calculate weighted average underwritten capitalization rate by dividing the anticipated cash net operating income we expect to derive from the self storage properties acquired or under contract for the twelve months immediately following our acquisition or expected acquisition date, as applicable (based upon information provided to us by the sellers of these properties in the diligence process and certain assumptions applied by us related to anticipated occupancy, rental rates and expenses over such period), by the total aggregate purchase price plus anticipated capital expenditures for the twelve months immediately following the acquisition date. We calculated the anticipated cash net operating income by subtracting anticipated operating expenses (before interest expense and depreciation and amortization, and supervisory and administrative fees) at each property from the anticipated cash income from the property.

        We have weighted the underwritten capitalization rate based on purchase price.

        We caution you not to place undue reliance on our weighted average underwritten capitalization rates for the self storage properties we acquired since October 1, 2016 or have under contract because they are based on information provided to us by the sellers of these properties in the diligence process and certain assumptions applied by us related to anticipated occupancy, rental rates and expenses over the twelve months immediately following our acquisition or expected acquisition date, as applicable, and they are calculated on a non-GAAP basis. Our experience operating these properties may change our expectations with respect to our weighted average underwritten capitalization rates. In addition, the actual weighted average capitalization rates may differ from the underwritten weighted average capitalization rates described above based on numerous factors, including our difficulties achieving assumed occupancy and/or rental rates, unanticipated expenses, the results of our final purchase price allocation and property tax reassessments, as well as the risk factors set forth in this prospectus supplement and documents incorporated by reference herein. We can provide no assurance that the actual capitalization rates for these properties will be consistent with the weighted average underwritten capitalization rates set forth above.

        Net income was $7.9 million and net operating income was $35.6 million for the three months ended September 30, 2016. Due to the timing of acquisitions, net operating income is less than it would have been had the self storage properties acquired during the third quarter been held for the entire quarter. For a reconciliation between net income and net operating income, see "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

        We also continue to actively track and evaluate a robust pipeline of self storage properties.

  Credit Facility Increase

        On December 1, 2016, pursuant to a partial exercise by our operating partnership of its expansion option under its amended and restated credit agreement dated as of May 6, 2016, our operating partnership, as borrower, certain of its subsidiaries that are party to the credit facility, as subsidiary guarantors, and we, as parent guarantor, entered into an increase agreement with KeyBank National Association, as administrative agent, and KeyBank National Association and PNC Bank, National Association, as the increase lenders, to increase the total borrowing capacity under our Revolver by $50.0 million for a total credit facility of $725.0 million consisting of three components: (i) the Revolver, which now provides for a total borrowing commitment of up to $400.0 million, (ii) a $225.0 million tranche A term loan facility, and (iii) a $100.0 million tranche B term loan facility. Our operating partnership continues to have an expansion option under the credit facility, which, if exercised in full, would provide for a total credit facility of $1.0 billion.

REIT qualification

        We have elected to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with our taxable year ended on December 31, 2015. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT on an ongoing basis. Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Our Corporate Information

        Our principal executive offices are located at 5200 DTC Parkway, Suite 200, Greenwood Village, Colorado 80111. Our telephone number is (720) 630-2600. Our website is www.nationalstorageaffiliates.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus supplement.

 THE OFFERING

Issuer	National Storage Affiliates Trust
Common shares offered by us	4,500,000 common shares (plus up to an additional 675,000 common shares that we may issue and sell upon the exercise of the underwriters' option to purchase additional common shares).
Common shares and OP units to be outstanding upon the completion of this offering	42,420,776 common shares(1) and 27,899,175 OP units(2).
Use of Proceeds
We estimate that we will receive net proceeds from this offering of approximately $91.7 million (or approximately $105.5 million if the underwriters exercise their option to purchase additional common shares in full), after deducting estimated offering expenses payable by us. We intend to contribute the net proceeds of this offering to our operating partnership, which we expect will subsequently use the net proceeds to repay borrowings outstanding under our Revolver. We expect to redraw on our Revolver from time to time to invest in future acquisitions of self storage properties, including those under contract described in the section entitled "Prospectus Summary—Recent Developments—Self Storage Property Acquisitions."
The net proceeds remaining after the uses described above will be used for general corporate purposes. See "Use of Proceeds."

An affiliate of one of the underwriters is a lender under our Revolver. As described above, our operating partnership may use a portion of the net proceeds from this offering to repay borrowings outstanding under our Revolver. As a result, such affiliate will receive its proportionate share of any amount of our Revolver that is repaid with the proceeds of this offering.
Distribution policy
We intend to continue to make regular quarterly distributions to holders of our common shares. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. Our current policy is to pay quarterly distributions, which on an annual basis will equal all or substantially all of our taxable income.

Any distributions we make will be at the discretion of our board of trustees and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including our revenues, operating expenses and the occupancy levels of our existing self-storage properties, the ability of our tenants to meet their obligations and unanticipated expenditures.

We previously announced a quarterly dividend of $0.24 per common share payable on December 30, 2016 to shareholders of record at the close of business on December 15, 2016. Purchasers of our common shares in this offering taking delivery of such shares on the closing date will not receive this dividend.
We cannot assure you that we will make any distributions to our shareholders.
New York Stock Exchange Symbol	"NSA"
Restrictions on Ownership and Transfer
To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Code, among other purposes, our declaration of trust prohibits, with certain exceptions, any shareholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our aggregate outstanding shares of all classes and series, the outstanding shares of any class or series of our preferred shares or our outstanding common shares and imposes other restrictions on ownership and transfer of our shares. See "Description of Securities—Restrictions on Ownership and Transfer."
Risk Factors
See "Risk Factors" beginning on page S-9 of this prospectus supplement and the risks set forth under the caption "Item 1A. Risk Factors" included in our 2015 10-K for risks that you should consider before purchasing our common shares.

(1)
Common shares include 37,920,776 common shares outstanding as of December 9, 2016 and the 4,500,000 common shares offered hereunder. Common shares exclude (i) all common shares available for future issuance under our equity incentive plan, (ii) all common shares issuable upon exchange of outstanding OP units (including 1.6 million OP units issuable upon conversion of 1.6 million outstanding LTIP units and 1.8 million OP units in our operating partnership issuable upon exchange of 1.8 million outstanding OP units in our DownREIT partnerships), (iii) all OP units issuable upon conversion of 15.4 million outstanding subordinated performance units (including 4.4 million subordinated performance units in our operating partnership issuable upon exchange of 4.4 million subordinated performance units in our DownREIT partnerships), and (iv) up to 675,000 common shares that we may issue if the underwriters' option to purchase additional common shares is exercised in full. For a description of terms related to the conversion of subordinated performance units into OP units, including the application of the conversion penalty, see "Limited Partnership Agreement of our Operating Partnership—Conversion of Subordinated Performance Units into OP Units" in the accompanying prospectus.

(2)
OP units includes 1.8 million OP units in our operating partnership issuable upon the exchange of 1.8 million outstanding OP units in our DownREIT partnerships. OP units exclude (i) all OP units issuable upon conversion of 1.6 million outstanding LTIP units, (iii) all OP units issuable upon conversion of 15.4 million outstanding subordinated performance units (including 4.4 million subordinated performance units in our operating partnership issuable upon exchange of 4.4 million subordinated performance units in our DownREIT partnerships), and (iv) 42,420,776 OP units held by NSA (or 43,095,776 OP units held by NSA if the underwriters exercise their option to purchase in full). For a description of terms related to the conversion of subordinated performance units into OP units, including the application of the conversion penalty, see "Limited Partnership Agreement of our Operating Partnership—Conversion of Subordinated Performance Units into OP Units" in the accompanying prospectus. Notwithstanding the two-year lock out period on conversions of subordinated performance units into OP Units, if such subordinated performance units were convertible into OP units as of December 31, 2015, each subordinated performance unit would on average hypothetically convert into 1.29 OP units. As we have previously disclosed, this hypothetical conversion estimate (which was provided for illustrative purposes only and may vary from series to series) was calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the nine months ended December 31, 2015, and that as our CAD grows over time, the conversion ratio of subordinated performance units into OP units will also grow. When we recalculate this conversion ratio as of December 31, 2016, we currently expect it will show that each subordinated performance unit would on average hypothetically convert into a number of OP units greater than 1.29. For additional information on this hypothetical calculation and our related assumptions, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Cash Distributions from our Operating Partnership" in our 2015 10-K and Note 8 in Item 1 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016.

RISK FACTORS

        Investment in the common shares offered pursuant to this prospectus supplement and the accompanying prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors presented below and under the caption "Item 1A. Risk Factors" in our 2015 10-K and our other filings under the Exchange Act that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of these risks described could materially adversely affect our business, financial condition, liquidity, results of operations, prospects, tax status or ability to make distributions to our shareholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If this were to happen, the price of our common shares could decline significantly and you could lose a part or all of your investment. See "Forward-Looking Statements" beginning on page S-iii of this prospectus supplement and "Where You Can Find More Information and Incorporation by Reference" beginning on page S-22 of this prospectus supplement.

Risks Related to Acquisitions

We cannot assure you that we will complete the acquisitions of the self storage properties we have under contract on a timely basis or at all.

        We intend to use a portion of the net proceeds from this offering to repay borrowings outstanding under our Revolver, which we expect to redraw on from time to time to fund the cash consideration component of the acquisitions we have under contract (described in the section entitled "Prospectus Summary—Recent Developments—Self Storage Property Acquisitions"). These acquisitions may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including the failure of the parties to satisfy one or more of the conditions to closing. There can be no assurance that the conditions to closing of these acquisitions will be satisfied or waived or that other events will not intervene to delay or result in the failure to close these acquisitions. There can be no assurance that we will be able to complete these acquisitions or to find suitable alternative acquisitions on a timely basis. If we fail to do so, we will have no designated use for the net proceeds from this offering, which could result in significant dilution to you and our existing shareholders. Any delays in completing these acquisitions or finding suitable alternative acquisitions could also affect our ability to make distributions to our shareholders. In addition, you will be unable to evaluate in advance the manner in which we invest these funds or the economic merits of the properties we may ultimately acquire.

Risks Related to this Offering and Our Common Shares

An affiliate of one the underwriters may receive benefits in connection with this offering.

        An affiliate of Morgan Stanley & Co. LLC, an underwriter in this offering, is a lender under our Revolver. As described under "Use of Proceeds," our operating partnership intends to use a portion of the net proceeds from this offering to repay borrowings outstanding under our Revolver. As a result, such affiliate will receive its proportionate share of any amount of our Revolver that is repaid with the proceeds of this offering. This use of proceeds creates a conflict of interest because this underwriter has an interest in the successful completion of this offering beyond the underwriting compensation it will receive. These interests may influence the decision regarding the terms and circumstances under which the offering is completed.

 USE OF PROCEEDS

        We estimate that we will receive net proceeds from this offering of approximately $91.7 million (or approximately $105.5 million if the underwriters exercise their option to purchase additional common shares in full), after deducting estimated offering expenses payable by us. We intend to contribute the net proceeds of this offering to our operating partnership, which we expect will subsequently use the net proceeds to repay borrowings outstanding under our Revolver. After using the estimated net proceeds from this offering to repay such amounts outstanding under our Revolver, we expect we would have approximately $141 million (or approximately $155 million if the underwriters exercise their option to purchase in full) of available borrowing capacity under our credit facilities. We expect to redraw on our Revolver from time to time to invest in future acquisitions of self storage properties, including those under contract described above in the section entitled "Prospectus Summary—Recent Developments—Self Storage Property Acquisitions."

        The net proceeds remaining after the uses described above will be used for general corporate purposes. See "Use of Proceeds."

        As of December 9, 2016, our Revolver had an outstanding balance of approximately $341 million. Our Revolver bears interest at one-month LIBOR plus 1.40% (an effective rate of 2.08% per annum as of December 9, 2016). The Revolver matures in May 2020; provided, we may elect to extend the maturity to May 2021 by paying an extension fee of 0.15% of the total borrowing commitment thereunder at the time of extension and meeting other customary conditions with respect to compliance. We expect to have approximately $249 million (or approximately $236 million if the underwriters exercise their option to purchase in full) drawn on our Revolver upon the completion of this offering.

        An affiliate of one of the underwriters is a lender under our Revolver. As described above, our operating partnership may use a portion of the net proceeds from this offering to repay borrowings outstanding under our Revolver. As a result, such affiliate will receive its proportionate share of any amount of our Revolver that is repaid with the proceeds of this offering. See "Underwriting—Other Activities and Relationships."

        Until appropriate investments can be identified, our operating partnership may invest the net proceeds from this offering in interest-bearing short-term investments, including money market accounts and/or U.S. treasury securities which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our self-storage properties.

 CAPITALIZATION

        The following table presents our cash and cash equivalents and capitalization as of September 30, 2016 on (1) a historical basis and (2) an as adjusted basis after giving effect to this offering and the application of the net proceeds from this offering as described in "Use of Proceeds." You should read this table in conjunction with "Use of Proceeds" in this prospectus supplement and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2015 10-K and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, each of which is incorporated by reference herein.

        The following table does not include the impact of the Joint Venture's acquisition of the iStorage portfolio, our acquisition of the iStorage property management platform, or the 31 self storage properties acquired after October 1, 2016 but before the date of this prospectus supplement and the three self storage properties under contract (described in the section above entitled "Prospectus Summary—Recent Developments—Self Storage Property Acquisitions"). In addition, no other adjustments have been made to reflect our normal course operations or other developments with our business after October 1, 2016. As a result, the as adjusted information provided below is not indicative of our actual cash and cash equivalents or capitalization as of any date (dollars in thousands, except share data).

	As of September 30, 2016 (unaudited)
	Historical(1)	As Adjusted
Cash and cash equivalents	$11,474	17,634

Debt financing
Revolving line of credit(2)	85,500	—
Term loan A(2)	225,000	225,000
Term loan B(2)	100,000	100,000
Term loan facility(2)	100,000	100,000
Fixed rate mortgages payable	206,087	206,087
Unamortized debt issuance costs and debt premium, net	6,035	6,035

Total debt financing	$722,622	637,122

Shareholders' equity
Preferred shares of beneficial interest, $0.01 par value per share, 50,000,000 shares authorized and no shares issued and outstanding on a historical and an as adjusted basis	—	—
Common shares of beneficial interest, $0.01 par value per share, 250,000,000 shares authorized and 35,915,871 shares issued and outstanding on a historical basis and 250,000,000 shares authorized, 40,415,871 shares issued and outstanding on an as adjusted basis(3)	359	404
Additional paid in capital(4)	450,986	542,601
Retained earnings	(8,013)	(8,013)
Accumulated other comprehensive income (loss)	(184)	(184)
Noncontrolling interests(5)	378,899	378,899

Total shareholders' equity	$822,047	913,707

Total capitalization	$1,544,669	$1,550,829

(1)
Historical amounts are derived from our unaudited financial statements and related footnotes appearing in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which is incorporated by reference herein.

(2)
As of December 9, 2016, $225 million was outstanding under the Term Loan A, $100 million was outstanding under the Term Loan B, $100 million was outstanding under the term loan facility and $340.5 million was outstanding under the Revolver, and we had the capacity to borrow remaining Revolver commitments of approximately $50 million.

(3)
Our outstanding common shares exclude (i) all common shares available for future issuance under our equity incentive plan, (ii) all common shares issuable upon exchange of outstanding OP units (including 1.6 million OP units issuable upon conversion of 1.6 million outstanding LTIP units and 1.8 million OP units in our operating partnership issuable upon exchange of 1.8 million outstanding OP units in our DownREIT partnerships), (iii) all OP units issuable upon conversion of 15.4 million outstanding subordinated performance units (including 4.4 million subordinated performance units in our operating partnership issuable upon exchange of 4.4 million outstanding subordinated performance units in our DownREIT partnerships) and (iv) up to 675,000 common shares that we may issue and sell if the underwriters' option to purchase additional common shares is exercised in full. For a description of terms related to the conversion of subordinated performance units into OP units, including the application of the conversion penalty, see "Limited Partnership Agreement of our Operating Partnership—Conversion of Subordinated Performance Units into OP Units."

(4)
Additional paid-in capital reflects net proceeds less prepaid transaction expenses.

(5)
As of September 30, 2016, (i) on a historical basis, we had outstanding 27.3 million OP units (including 1.8 million OP units in our operating partnership issuable upon exchange of 1.8 million outstanding OP units in our DownREIT partnerships and excluding those held by us), 15.4 million subordinated performance units (including 4.4 million subordinated performance units in our operating partnership issuable upon exchange of 4.4 million outstanding subordinated performance units in our DownREIT partnerships) and 1.6 million LTIP units (of which 0.9 million LTIP units were vested as of September 30, 2016) and (ii) on an as adjusted basis, we would have had outstanding 27.3 million OP units (including 1.8 million OP units in our operating partnership issuable upon exchange of 1.8 million outstanding OP units in our DownREIT partnerships and excluding those held by us), 15.4 million subordinated performance units (including 4.4 million subordinated performance units in our operating partnership issuable upon exchange of 4.4 million outstanding subordinated performance units in our DownREIT partnerships) and 1.6 million LTIP units (of which 0.9 million LTIP units were vested as of September 30, 2016). For a description of the conversion of subordinated performance units into OP units, see "The Offering" above and "The Limited Partnership Agreement of our Operating Partnership—Conversion of Subordinated Performance Units into OP Units" in the accompanying prospectus.

UNDERWRITING

        Subject to the terms and conditions set forth in an underwriting agreement among us and our operating partnership and Jefferies LLC and Morgan Stanley & Co. LLC, as the representatives of the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of common shares shown opposite its name below:

Underwriters	Number of Common Shares
Jefferies LLC	2,250,000
Morgan Stanley & Co. LLC	2,250,000

Total	4,500,000

        The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the common shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We and our operating partnership have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the common shares subject to their acceptance of the common shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Underwriting Discount and Expenses

        The underwriters are purchasing the common shares from us at a price of $20.48 per share. The underwriters propose to offer the common shares for sale from time to time in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by it and subject to its right to reject any order in whole or in part. The underwriters may effect such transactions by selling the common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of common shares for whom they may act as agent or to whom they may sell as principal. The difference between the price at which the underwriters purchase common shares and the price at which the underwriters resell such common shares may be deemed underwriting compensation.

        We estimate expenses payable by us in connection with this offering will be approximately $500,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $5,000.

Listing

        Our common shares are listed on the NYSE under the symbol "NSA."

Stamp Taxes

        If you purchase common shares offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Option to Purchase Additional Shares

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 675,000 common shares from us at the price set forth on the cover page of this prospectus supplement. If the underwriters exercise this option to purchase additional shares, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional common shares proportionate to that underwriter's initial purchase commitment as indicated in the table above. This option to purchase additional shares may be exercised only if the underwriters sell more common shares than the total number set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

        We, our operating partnership, our officers, trustees and certain key persons of our PROs have agreed not to directly or indirectly sell or transfer any common shares or securities convertible into, exchangeable for, exercisable for, or repayable with common shares, for a period of 60 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC and Morgan Stanley & Co. LLC on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain specific exceptions, not to directly or indirectly:

  •
  sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-l(h) under the Exchange Act, or

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  otherwise dispose of any common shares, options or warrants to acquire common shares, or securities exchangeable or exercisable for or convertible into common shares (including OP units and subordinated performance units) currently or hereafter owned either of record or beneficially, or

  •
  publicly announce an intention to do any of the foregoing.

        Jefferies LLC and Morgan Stanley & Co. LLC may, in their sole discretion and at any time or from time to time before the termination of the 60-day period described above, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of common shares prior to the expiration of the lock-up period.

Stabilization Transactions

        The underwriters have advised us that they, pursuant to Regulation M under the Securities Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either "covered" short sales or "naked" short sales.

        "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing common shares in the open market.

In determining the source of common shares to close out the covered short position, the underwriters will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which they may purchase common shares through the option to purchase additional shares.

        "Naked" short sales are sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in this offering.

        A stabilizing bid is a bid for the purchase of common shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the common shares. A syndicate covering transaction is the bid for or the purchase of common shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

        None of we, our operating partnership or any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or through online services maintained by one or more of the underwriters or their respective affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' Internet sites and any information contained in any other Internet sites maintained by any of the underwriters is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

        An affiliate of Morgan Stanley & Co. LLC, one of our underwriters, is a lender, under our credit facilities. As described under "Use of Proceeds," our operating partnership may use a portion of the net proceeds from this offering to repay borrowings outstanding under our Revolver. As a result, an affiliate of Morgan Stanley & Co. LLC will receive its proportionate share of any amount of our Revolver that is repaid with the proceeds of this offering.

        The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act") and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the common shares may only be made to persons, or the Exempt Investors, who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the common shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring common shares must observe such Australian on-sale restrictions.

        This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

        Our common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The common shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common shares offered should conduct their own due diligence on the common shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of common shares may be made to the public in that Relevant Member State other than:

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  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

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  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

        provided that no such offer of common shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any common shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any common shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the common shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any common shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

        We, the representatives and their respective affiliates, will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of common shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of common shares. Accordingly any person making or intending to make an offer in that Relevant Member State of common shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of common shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe the common shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in Hong Kong

        The common shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in the Netherlands

        The common shares may not, directly or indirectly, be offered or acquired in the Netherlands and this prospectus may not be circulated in the Netherlands, as part of an initial distribution or any time thereafter, other than to individuals or (legal) entities who or which qualify as qualified investors within the meaning of Article 1:1 of the Financial Supervision Act (Wet op het financieel toezicht) as amended from time to time.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus relates is only available to, and will be engaged in with, relevant persons.

ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain additional U.S. federal income tax considerations with respect to the ownership of our common shares. This summary supplements and, where applicable, supersedes the discussion under "U.S. Federal Income Tax Considerations" in the accompanying prospectus, and should be read together with such discussion for a more detailed summary of the U.S. federal income tax consequences of the purchase, ownership and disposition of our common shares and our election to be subject to U.S. federal income tax as a REIT.

REIT Election

        We timely filed our U.S. federal income tax return for our taxable year ended December 31, 2015. On that return, we elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2015. We believe that we were organized and have operated, and we intend to continue to be organized and to operate in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2015.

Tax on Built-In Gains

        On June 7, 2016, the IRS and Treasury Department issued temporary regulations changing the recognition period for the corporate tax on built-in gains described in the discussion under the eleventh bullet point under "U.S. Federal Income Tax Considerations—Taxation of REITs in General" and "U.S. Federal Income Tax Considerations—Tax on Built-In Gains" in the accompanying prospectus. Prior to August 8, 2016, the recognition period applicable to us with respect to an asset with built-in gain was the five-year period beginning on the day the asset was acquired. Effective for assets with built-in gain acquired on or after August 8, 2016, the recognition period is the ten-year period beginning on the day the asset was acquired.

 LEGAL MATTERS

        Clifford Chance US LLP New York, New York has passed upon the validity of the issuance of the common shares offered by this prospectus supplement on our behalf. In addition, the description of U.S. federal income tax consequences contained in the section of the accompanying prospectus entitled "U.S. Federal Income Tax Considerations," as supplemented by the section in this prospectus supplement entitled "Additional U.S. Federal Income Tax Considerations," is based on the opinion of Clifford Chance US LLP New York, New York. Latham & Watkins LLP, Los Angeles, California has represented the underwriters in connection with this offering.

EXPERTS

        The consolidated balance sheets of National Storage Affiliates Trust as of December 31, 2015 and 2014, the related consolidated statements of operations, comprehensive income (loss), changes in equity (deficit), and cash flows for the years ended December 31, 2015 and 2014 and for the nine months ended December 31, 2013, and the financial statement schedule, Schedule III—Real Estate and Accumulated Depreciation, and the combined statements of operations, comprehensive income (loss), changes in equity (deficit), and cash flows of NSA Predecessor for the three months ended March 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The combined statements of revenue and certain expenses of (i) the properties known as Northwest 2013 Properties for the period from January 1, 2013 through the respective acquisition dates (as described in Note 3 of such financial statements) by National Storage Affiliates Trust ("NSA") during the year ended December 31, 2013 and for the years ended December 31, 2012 and 2011, (ii) the properties known as Optivest 2013 Properties for the period from January 1, 2013 through the respective acquisition dates (as described in Note 3 of such financial statements) by NSA during the year ended December 31, 2013 and for the years ended December 31, 2012 and 2011, (iii) the properties known as Northwest 2014 Properties for the years ended December 31, 2013 and 2012, (iv) the properties known as Optivest 2014 Properties for the year ended December 31, 2013 and for the period commencing on the later of January 1, 2012 or Optivest's respective acquisition dates (as described in Note 4 of such financial statements) through December 31, 2012, (v) the properties known as Guardian 2014 Properties for the years ended December 31, 2013 and 2012, (vi) the properties known as Guardian 2015 Properties for the years ended December 31, 2014, 2013 and 2012, (vii) the properties known as All Stor Properties for the period from the later of January 1, 2014 or All Stor's respective acquisition date (as described in Note 3 of such financial statements) through December 31, 2014, and for the period from the later of March 14, 2013 or All Stor's respective acquisition dates (as described in Note 4 of such financial statements) through December 31, 2013, (viii) the properties known as Move It Properties for the year ended December 31, 2013, (ix) the properties known as the Hide-Away Properties for the year ended December 31, 2015, (x) the properties known as the SecurCare Oklahoma Properties for the years ended December 31, 2015, 2014 and 2013, (xi) the property known as the Fondren Self Storage Property for the year ended December 31, 2015, (xii) the properties known as the Granite Clover Self Storage Properties for the year ended December 31, 2015, (xiii) the properties known as the Gulf Coast Properties for the year Ended December 31, 2015, (xiv) the property known as the Storage Central Property for the year ended December 31, 2015, and (xv) the properties known as the CPA 17 Portfolio have been incorporated by reference herein and in the registration statement in reliance upon the reports of EKS&H LLLP, independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.

        This prospectus supplement and the accompanying prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering the common shares being offered under this prospectus supplement. This prospectus supplement and the accompanying prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

        The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus supplement and the accompanying prospectus is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Filed
Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-37351)	March 10, 2016
Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (File No. 001-37351)	May 10, 2016
Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (File No. 001-37351)	August 9, 2016
Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (File No. 001-37351)	November 4, 2016

Document	Filed
Current Report on Form 8-K (File No. 001-37351)	December 12, 2016
Current Report on Form 8-K (File No. 001-37351)	December 12, 2016
Current Report on Form 8-K (File No. 001-37351)	December 07, 2016
Current Report on Form 8-K (File No. 001-37351)	November 14, 2016
Current Report on Form 8-K (File No. 001-37351)	October 13, 2016
Current Report on Form 8-K (File No. 001-37351)	October 11, 2016
Current Report on Form 8-K (File No. 001-37351)	September 19, 2016
Current Report on Form 8-K (File No. 001-37351)	September 15, 2016
Current Report on Form 8-K (File No. 001-37351)	August 05, 2016
Current Report on Form 8-K (File No. 001-37351)	July 06, 2016
Current Report on Form 8-K (File No. 001-37351)	June 28, 2016
Current Report on Form 8-K (File No. 001-37351)	June 15, 2016
Current Report on Form 8-K (File No. 001-37351)	June 1, 2016
Current Report on Form 8-K/A (File No. 001-37351)	May 25, 2016
Current Report on Form 8-K (File No. 001-37351)	April 21, 2016
Current Report on Form 8-K (File No. 001-37351)	April 7, 2016
Current Report on Form 8-K (File No. 001-37351)	April 4, 2016
Current Report on Form 8-K (File No. 001-37351)	February 26, 2016

Document	Filed

Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2015) (File No. 001-37351)

April 20, 2016

Document	Filed
Registration Statement on Form 8-A (containing the description of our common shares of beneficial interest) (File No. 001-37351)	April 16, 2015

        All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at 5200 DTC Parkway, Suite 200, Greenwood Village, CO 80111, Attention: National Storage Affiliates Trust, Investor Relations, or contact our offices at (720) 630-2600. The documents may also be accessed on our website at www.nationalstorageaffiliates.com.

        The information contained on our website is not a part of this prospectus supplement.

PROSPECTUS

$750,000,000

NATIONAL STORAGE AFFILIATES TRUST

Common Shares,
Preferred Shares,
Depositary Shares,
Warrants,
Rights
and
Debt Securities

         We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

  •
  common shares of beneficial interest, par value $0.01 per share ("common shares");

  •
  preferred shares of beneficial interest, par value $0.01 per share ("preferred shares");

  •
  depositary shares representing entitlement to all rights and preferences of fractions of preferred shares of a specified class or series and represented by depositary receipts;

  •
  warrants to purchase common shares, preferred shares or depositary shares;

  •
  rights to purchase common shares or preferred shares; and

  •
  debt securities.

         We refer to the common shares, preferred shares, depositary shares, warrants, rights and debt securities, collectively, as the "securities" in this prospectus. The securities will have an aggregate initial offering price of up to $750,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering.

         The specific terms of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of our common shares, any public offering price; (ii) in the case of our preferred shares, the specific designation and any dividend, liquidation, redemption, conversion, voting and other rights, and any public offering price; (iii) in the case of depositary shares, the fractional preferred shares represented by each such depositary share and designation and terms of relevant class or series of preferred shares; (iv) in the case of warrants, the duration, offering price, exercise price and detachability and type and terms of security deliverable upon exercise; (v) in the case of rights, the number being issued, the exercise price and the expiration date and type and terms of security deliverable upon exercise; and (vi) in the case of debt securities, the principal amount, maturity date, interest rate, seniority and any public offering price.

         The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.

         We may offer the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See "Plan of Distribution" beginning on page 8 for more information on this topic. No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.

         Our common shares are listed on the New York Stock Exchange (the "NYSE"), under the symbol "NSA." On May 23, 2016, the closing sale price of our common shares on the NYSE was $20.57 per share.

         Investing in these securities involves risks. You should carefully read the risk factors described in our Securities and Exchange Commission filings, including those described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, before investing in our securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 8, 2016.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of common shares, preferred shares, depositary shares, warrants, rights and debt securities in one or more offerings. You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision.

        In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms (1) "company," "we," "us" and "our" to refer to National Storage Affiliates Trust, a Maryland real estate investment trust, together with its subsidiaries, (2) "our operating partnership" to refer to NSA OP, LP, a Delaware limited partnership, together with its subsidiaries, and (3) "our predecessor" to refer to the combined subsidiaries of SecurCare Self Storage, Inc.

SUMMARY INFORMATION

        National Storage Affiliates Trust is a fully integrated, self-administered and self-managed real estate investment trust organized in the state of Maryland on May 16, 2013. We intend to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes ("REIT") commencing with our taxable year ended December 31, 2015. We serve as the sole general partner of our operating partnership, a Delaware limited partnership formed on February 13, 2013 to conduct our business, which is focused on the ownership, operation, and acquisition of self storage properties located within the top 100 MSAs throughout the United States.

        We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act").

        Our principal executive offices are located at 5200 DTC Parkway, Suite 200, Greenwood Village, CO 80111. Our telephone number is (720) 630-2600. Our website is www.nationalstorageaffiliates.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described in the section "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 10-K"), as well as risk factors and other information in this prospectus and any applicable prospectus supplement before purchasing any of our securities. Any of these risks described could materially adversely affect our business, financial condition, results of operations, tax status or ability to make distributions to our shareholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If this were to happen, the price of our securities could decline significantly and you could lose a part or all of your investment. See "Where You Can Find More Information" beginning on page 62 of this prospectus.

 FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in each within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements.

        Statements regarding the following subjects, among others, may be forward-looking:

  •
  the use of the net proceeds of this offering;

  •
  market trends in our industry, interest rates, the debt and lending markets or the general economy;

  •
  our business and investment strategy;

  •
  the acquisition of properties, including the timing of acquisitions;

  •
  our relationships with, and our ability and timing to attract additional, participating regional operators ("PROs");

  •
  our ability to effectively align the interests of our PROs with us and our shareholders;

  •
  the integration of our PROs and their contributed portfolios into our company, including into our financial and operational reporting infrastructure and internal control framework;

  •
  our operating performance and projected operating results, including our ability to achieve market rents and occupancy levels, reduce operating expenditures and increase the sale of ancillary products and services;

  •
  our ability to access additional off-market acquisitions;

  •
  actions and initiatives of the U.S. federal, state and local government and changes to U.S. federal, state and local government policies and the execution and impact of these actions, initiatives and policies;

  •
  the state of the U.S. economy generally or in specific geographic regions, states or municipalities;

  •
  economic trends and economic recoveries;

  •
  our ability to obtain and maintain financing arrangements on favorable terms;

  •
  general volatility of the securities markets in which we participate;

  •
  changes in the value of our assets;

  •
  projected capital expenditures;

  •
  the impact of technology on our products, operations, and business;

  •
  the implementation of our technology and best practices programs (including our ability to effectively implement our integrated Internet marketing strategy);

  •
  changes in interest rates and the degree to which our hedging strategies may or may not protect us from interest rate volatility;

  •
  impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

  •
  our ability to qualify, and maintain our qualification, as a REIT for U.S. federal income tax purposes;

  •
  availability of qualified personnel;

  •
  estimates relating to our ability to make distributions to our shareholders in the future; and

  •
  our understanding of our competition.

        The risks included here are not exhaustive. Other sections of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in each may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

        The forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in each reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our 2015 10-K, which is incorporated by reference into this prospectus and any accompanying prospectus supplement. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made.

        Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors" in our 2015 10-K and in the other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, which will be considered to be incorporated by reference into this prospectus and any accompanying prospectus supplement.

 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred share dividends for the periods indicated. The ratio of earnings to combined fixed charges and preferred share dividends was computed by dividing earnings by our fixed charges. For purposes of calculating this ratio, "earnings" consists of income (loss) from continuing operations plus fixed charges. "Fixed charges" consists of interest expense and the estimate of interest within rental expense.

        On April 1, 2013, we and our operating partnership commenced our substantive operations. Prior to April 1, 2013, our predecessor operated our business. To the extent any of the financial data included in the below table is as of a date or from a period prior to April 1, 2013, such financial data is that of our predecessor. The financial data for periods prior to April 28, 2015, does not reflect the material changes to our business as a result of the capital raised in our initial public offering (our "IPO"). Accordingly, the financial data for periods prior to our IPO is not necessarily indicative of our financial position following the completion of our IPO.

		For the fiscal year ended December 31,
	For the three months ended March 31, 2016 (NSA)
		2015 (NSA)	2014 (NSA)		2013(1) (Combined)		2012 (Predecessor)
Ratio of Earnings to Fixed Charges and Preferred Share Dividends(2)	1.95	1.23		*		*		*

*
Earnings were insufficient to cover fixed charges by $16.4 million, $11.7 million and $3.5 million for the fiscal years ended December 31, 2014, 2013 and 2012, respectively.

(1)
Combined in the table above for the fiscal year ended December 31, 2013 are our predecessor's historical results for the three months ended March 31, 2013 and the Company's historical results for the nine months ended December 31, 2013. Earnings were insufficient to cover fixed charges by $10.5 million for the Company's historical results for the nine months ended December 31, 2013 and $1.2 million for our predecessor's historical results for the three months ended March 31, 2013.

(2)
We had no preferred shares outstanding for the periods indicated.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to contribute the net proceeds from the sale of any securities pursuant to this prospectus and any accompanying prospectus supplement to our operating partnership. Our operating partnership will then use the net proceeds from the sale of the securities to acquire or develop additional assets, repay indebtedness or for general corporate purposes and working capital. Further details regarding the use of proceeds from the sale of specific securities will be set forth in the applicable prospectus supplement.

        Until appropriate investments can be identified, we may invest the net proceeds from any offering in interest-bearing short-term investments, including money market accounts and/or U.S. treasury securities which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our self storage properties. We generally expect to use substantially all of the net proceeds from any offering within six months from the completion of any such offering.

 PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.

        Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) "at the market" offerings or sales "at the market," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.

        Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA") the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

        Any securities issued hereunder (other than common shares) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

 DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the material terms of the common shares, preferred shares, depositary shares, warrants, rights and debt securities that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and are subject to and qualified in their entirety by reference to Maryland law and our declaration of trust and bylaws. See "Where You Can Find More Information."

        Our declaration of trust provides that we may issue up to 250,000,000 common shares of beneficial interest, par value $0.01 per share, and up to 50,000,000 preferred shares of beneficial interest, par value $0.01 per share. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of common shares or the number of shares of any class or series that we are authorized to issue with the approval of a majority of our entire board of trustees and without common shareholder approval. As of May 23, 2016, we had 23,117,061 common shares issued and outstanding, and no preferred shares issued and outstanding. Under Maryland law, our shareholders are not generally liable for our debts or obligations.

Power to Reclassify Our Unissued Shares of Beneficial Interest

        Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares of beneficial interest into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest and the terms of any other class or series of our shares then outstanding, the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series. Therefore, our board could authorize the issuance of a series of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. No preferred shares are presently outstanding, and we have no present plans to issue any preferred shares.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Shares of Common Shares and Preferred Shares of Beneficial Interest

        We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares of beneficial interest and to classify or reclassify unissued common shares or preferred shares of beneficial interest and thereafter to issue such classified or reclassified shares of beneficial interest will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional common shares, will be available for issuance without further action by our common shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series of shares that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Internal Revenue Code (the "Code"), our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See "U.S. Federal Income Tax Considerations—Requirements for Qualification—General."

        Our declaration of trust contains restrictions on the ownership and transfer of our shares, including common shares and preferred shares. The relevant sections of our declaration of trust provide that, subject to the exceptions described below, no person, including a "group," as defined in Section 13(d)(3) of the Exchange Act, may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our aggregate outstanding shares of all classes and series, the outstanding shares of any class or series of our preferred shares or our outstanding common shares. We refer to these limits collectively as the "ownership limit." An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of our shares described below is referred to as a "prohibited owner" if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial or constructive owner or, if appropriate, a record owner of our shares in violation of the ownership limit or other restriction. In addition, the articles supplementary for each class or series of preferred shares may contain additional provisions restricting the ownership and transfer of the preferred shares. The applicable prospectus supplement will specify any additional ownership limitation relating to a class or series of preferred shares.

        The constructive ownership rules under the Code are complex and may cause shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding common shares or any class or series of our preferred shares, or 9.8% by value or number of shares, whichever is more restrictive, of our aggregate outstanding shares of all classes and series (or the acquisition of an interest in an entity that owns, actually or constructively, our shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

        Our board of trustees may, in its sole discretion, subject to the receipt of such information, representations or undertakings as it may determine, prospectively or retroactively, exempt a person from all or any component of the ownership limit and establish a different limit on ownership, or excepted holder limit, for a particular person if the person's ownership in excess of the ownership limit would not result in our being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. As a condition of its exemption or grant of excepted holder limit, our board of trustees may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of trustees in order to determine or ensure our qualification as a REIT.

        In connection with the creation of an excepted holder limit or at any other time, our board of trustees may from time to time increase or decrease the ownership limit or any component thereof unless, after giving effect to such increase, we would be "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or we would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our board of trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares, preferred shares of any class or series, or shares of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such individual's or entity's percentage ownership of our common shares, preferred shares of any class or series, or shares of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of any other class or series, as applicable, in excess of such percentage ownership of our common shares, preferred shares or shares of all classes and series will be in violation of the ownership limit.

        Our declaration of trust further prohibits:

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  any person from beneficially or constructively owning, applying certain attribution rules of the Code, our shares such that it would result in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or would otherwise cause us to fail to qualify as a REIT; and

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  any person from transferring our shares if such transfer would result in our shares being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our shares, or who would have owned shares transferred to a charitable trust as described below, must immediately give us written notice of the event or, in the case of an attempted or proposed transaction, must give at least 15 days' prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our shares has applied since the completion of our IPO and will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the applicable restriction or limitation on ownership and transfer of our shares as described above is no longer required in order for us to qualify as a REIT.

        If any transfer of our shares would result in our shares being beneficially owned by fewer than 100 persons, such transfer will be void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our board of trustees or in our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the proposed transfer or other event that results in a transfer to the charitable trust. Any dividend or other distribution paid to the prohibited owner prior to our discovery that the shares had been automatically transferred to a charitable trust as described above must be repaid to the charitable trustee upon demand for distribution to the beneficiary by the charitable trust. If the transfer to the charitable trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our declaration of trust provides that the transfer of the shares will be null and void and the prohibited owner will acquire no rights in the shares.

        Shares transferred to the charitable trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that caused the transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares at the market price, the market price (as defined in our declaration of trust) on the day of the event causing the shares to be transferred to the charitable trust) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the charitable trust, however, by the amount of any dividends or distributions paid to the prohibited owner and owed by the prohibited owner to the charitable trustee and pay the amount of such reduction to the charitable trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the charitable trustee has sold our shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in our shares sold terminates, the charitable trustee must distribute the net proceeds of the sale to the prohibited owner and pay any dividends or other distributions or other amounts held by the charitable trustee with respect to such shares to the charitable beneficiary.

        If we do not buy the shares, the charitable trustee must, within 20 days of receiving notice from us of the transfer of shares to the charitable trust, sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our shares. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the charitable trust will terminate and the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares at the market price, the market price of the shares on the day of the event causing the shares to be transferred to the charitable trust and (ii) the net sale price received by the charitable trustee from the sale or other disposition of the shares. The charitable trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the charitable trust and that are then owed to the charitable trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the charitable trust, together with any other amounts held by the charitable trustee for the beneficiary of the charitable trust. In addition, if, prior to discovery by us that shares have been transferred to a charitable trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the charitable trustee upon demand. The prohibited owner has no rights in the shares held by the charitable trustee.

        The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the beneficiary of the charitable trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the charitable trust.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee's sole discretion:

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  to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trust; and

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  to recast the vote in accordance with the desires of the charitable trustee, acting for the benefit of the beneficiary of the charitable trust.

        However, if we have already taken irreversible trust action, then the charitable trustee may not rescind and recast the vote.

        In addition, if our board of trustees determines that a proposed transfer or other event would violate the restrictions on ownership and transfer of our shares set forth in our declaration of trust, our board of trustees may take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing us to redeem the shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer or other event.

        Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our outstanding shares, within 30 days after the end of each taxable year, must give us written notice, stating the shareholder's name and address, the number of shares of each class and series of our shares that the shareholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the shareholder's beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each shareholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        Any certificates representing our shares will bear a legend referring to the restrictions described above.

        These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or otherwise be in the best interest of the shareholders.

DESCRIPTION OF COMMON SHARES OF BENEFICIAL INTEREST

        The following is a summary of the material terms of our common shares of beneficial interest. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland REIT Law (the "MRL"), our amended and restated declaration of trust, which we refer to as our declaration of trust, and our amended and restated bylaws, which we refer to as our bylaws. See "Where You Can Find More Information."

Common Shares of Beneficial Interest

        All of the common shares offered by this prospectus will be duly authorized and, when issued, will be validly issued, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our shares and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares, holders of our common shares are entitled to receive distributions out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us, and the holders of our common shares are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and except as may otherwise be specified in the terms of any class or series of our shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and the holders of common shares will possess the exclusive voting power. A plurality of the votes cast in the election of trustees is sufficient to elect a trustee and there is no cumulative voting in the election of trustees, which means that, subject to the rights of holders of any class or series of our shares to elect one or more trustees, the holders of a majority of our outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining common shares will not be able to elect any trustees.

        Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on ownership and transfer of shares contained in our declaration of trust and the terms of any other class or series of common shares, all of our common shares will have equal dividend, liquidation and other rights.

        Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust, or merge with or convert into another entity, unless the action is advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the declaration of trust. Our declaration of trust provides that these actions, as well as consolidations with other entities, certain sales of all or substantially all of our assets and our dissolution, may be approved by shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter, except that amendments to the provisions of our declaration of trust related to the removal of trustees and the restrictions on ownership and transfer of our shares, and the vote required to amend such provisions, must be approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the amendment. Our declaration of trust also permits us to transfer all or substantially all of our assets to an entity without the approval of our shareholders if all of the equity interests of the entity are owned, directly or indirectly, by us.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is Broadridge Financial Solutions, Inc.

 DESCRIPTION OF PREFERRED SHARES OF BENEFICIAL INTEREST

General

        Our declaration of trust provides that we may issue up to 50,000,000 preferred shares of beneficial interest, $0.01 par value per share. As of May 23, 2016, we had no outstanding preferred shares.

        Preferred shares may be issued independently or together with any other securities and may be attached to or separate from the securities. The following description of the preferred shares sets forth general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our declaration of trust and bylaws, including Articles Supplementary setting forth the terms of a class or series of preferred shares. The issuance of preferred shares could adversely affect the voting power, dividend rights and other rights of holders of common shares. Although our board of trustees does not have this intention at the present time, it or a duly authorized committee could establish another class or series of preferred shares, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common shares or otherwise be in the best interest of the holders thereof.

Terms

        Subject to the limitations prescribed by our declaration of trust, our board of trustees is authorized to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares. Our board of trustees may fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series.

        Reference is made to the applicable prospectus supplement relating to the class or series of preferred shares offered thereby for the specific terms thereof, including:

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  the designation of the class or series of preferred shares;

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  the number of preferred shares of the class or series, the liquidation preference of the preferred shares and the offering price of the preferred shares;

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  the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred shares;

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  the date from which dividends on the preferred shares shall accumulate, if applicable;

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  the procedures for any auction and remarketing, if any, for the preferred shares;

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  the provision for a sinking fund, if any, for the preferred shares;

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  the provisions for redemption, if applicable, of the preferred shares;

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  any listing of the preferred shares on any securities exchange;

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  the terms and conditions, if applicable, upon which the preferred shares may or will be convertible into our common shares or other securities, including the conversion price or manner of calculation thereof;

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  the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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  whether interests in the preferred shares will be represented by depositary shares;

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  any additional limitations on ownership and restrictions on transfer of the preferred shares;

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  any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

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  a discussion of U.S. federal income tax considerations applicable to the preferred shares; and

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  any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred shares.

        The terms of each class or series of preferred shares will be described in any prospectus supplement related to such class or series of preferred shares and will contain a discussion of any material Maryland law or material U.S. federal income tax considerations applicable to the preferred shares.

Transfer Agent and Registrar

        We will name the registrar and transfer agent for the preferred shares in the applicable prospectus supplement.

 DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer depositary shares that will represent ownership of and entitlement to all rights and preferences of a fraction of preferred shares of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred shares represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. The form of the deposit agreement and the form of the depositary receipt will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the articles supplementary for the applicable class or series of preferred shares. While the deposit agreement relating to a particular class or series of preferred shares may have provisions applicable solely to that class or series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:

Dividends and Other Distributions

        Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred shares of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred shares an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Shares

        A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred shares and any money or other property to which the depositary shares relate.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of preferred shares held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those preferred shares. If fewer than all the depositary shares relating to a class or series of preferred shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

        Any time we send a notice of meeting or other materials relating to a meeting to the holders of a class or series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

        Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of (or fraction of) preferred shares which is represented by the depositary share.

Conversion

        If preferred shares of a class or series are convertible into common shares or other of our securities or property, holders of depositary shares relating to that class or series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the common shares or other securities or property into which the number of preferred shares (or fractions of preferred shares) to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

        We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

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  all outstanding depositary shares to which it relates have been redeemed or converted; or

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  the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

        There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

        Reference is made to the prospectus supplement relating to the depositary shares offered thereby for the specific terms thereof, including, but not limited to, a discussion of U.S. federal income tax considerations applicable to the depositary shares.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common shares, preferred shares or depositary shares and may issue warrants independently or together with common shares, preferred shares or depositary shares or attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of warrant agreement and the form of the warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the type and number of securities purchasable upon exercise of such warrants;

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  the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

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  the date, if any, on and after which such warrants and the related securities will be separately transferable;

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  the price at which each security purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the minimum or maximum amount of such warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  any anti-dilution protection;

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  a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

        Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of common shares, preferred shares or depositary shares purchasable upon such exercise may be entitled.

        Each warrant will entitle the holder to purchase for cash such number of common shares, preferred shares or depositary shares, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in applicable prospectus supplement, unexercised warrants will be void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

 DESCRIPTION OF RIGHTS

        We may issue rights to our shareholders to purchase of common shares or preferred shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

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  the date for determining the shareholders entitled to the rights distribution;

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  the aggregate number of common shares or preferred shares purchasable upon exercise of such rights and the exercise price;

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  the designation and terms of the preferred shares, if any, purchasable upon exercise of such rights;

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  the exercise price;

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  the aggregate number of rights being issued;

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  the date, if any, on and after which such rights may be transferable separately;

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  the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

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  any special U.S. federal income tax consequences; and

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  any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

 DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee, which we may amend or supplement from time to time, or the indenture. The following description is a summary of the material provisions of the indenture including references to the applicable section of the indenture. It does not state the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. Except as otherwise defined herein, terms used in this description but not otherwise defined herein are used as defined in the indenture. The indenture has been filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and you may inspect it at the office of the trustee at 60 Livingston Avenue, St. Paul, Minnesota 55107. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. If we issue the debt securities under a different indenture, we will file it and incorporate it by reference into the registration statement and describe it in a prospectus supplement.

General

        The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities and may be either secured or unsecured. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be a prospectus supplement relating to each particular series of debt securities. Reference is made to the prospectus supplement relating to each particular series of debt securities, offered thereby for the specific terms thereof, including:

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  the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

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  any limit upon the aggregate principal amount of a series of debt securities which we may issue;

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  the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

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  the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

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  the currency or currencies in which principal, premium, if any, and interest, if any, will be paid.

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  the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

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  any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

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  the right, if any, of holders of the debt securities to convert them into common shares or other securities, including any provisions intended to prevent dilution as a result of the conversion rights;

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  any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

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  any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

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  the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

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  any special or modified events of default or covenants with respect to the debt securities;

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  a discussion of U.S. federal income tax considerations applicable to the debt securities;

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  any security or collateral provisions; and

  •
  any other material terms of the debt securities.

        The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to a particular series of debt securities may contain provisions of that type.

        We may issue debt securities at a discount from their stated principal amount. A prospectus supplement may describe the material U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

        If the principal of, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

        We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

        We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

        An event of default with respect to each series of debt securities will include:

  •
  our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

  •
  our default for 30 days or a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

  •
  our default for 60 days or a period specified in a supplemental indenture, which may be no period after notice in the observance or performance of any other covenants in the indenture; and

  •
  certain events involving our bankruptcy, insolvency or reorganization.

        The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

        The indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately by written notice to us. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the applicable series of debt securities.

        The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

        A supplemental indenture relating to a particular series of debt securities may modify these events of default or include other events of default.

        A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture

        We and the trustee may:

  •
  without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities as evidenced in an officers' certificate;

  •
  with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

  •
  with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

        However, we may not:

  •
  extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common shares or any of our other securities, without the consent of each holder of debt securities who will be affected; or

  •
  reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions

        We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person (except leasing of our properties or assets in the ordinary course of our business), unless: (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture; (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing and (3) we deliver to the trustee an officers' certificate and opinion of counsel, in each case stating that all conditions precedent provided for in the indenture with respect to the merger or consolidation have been complied with.

Governing Law

        The indenture, each supplemental indenture, and the debt securities issued under them is or will be governed by, and construed in accordance with, the laws of New York.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR DECLARATION OF TRUST AND BYLAWS

        The following summary of certain provisions of Maryland law and of our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our declaration of trust and bylaws. Copies of our declaration of trust and bylaws are filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Our Board of Trustees

        Our declaration of trust provides that the number of trustees we have may be established only by our board of trustees and our bylaws provide that the number of our trustees may not be fewer than the minimum number required under the MRL, which is one, or more than 15. Because our board of trustees has the exclusive power to amend our bylaws, it could modify the bylaws to change that range. Subject to the terms of any class or series of preferred shares, vacancies on our board of trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, and, if our board of trustees is classified, any trustee elected to fill a vacancy will hold office for the remainder of the full term of the trusteeship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

        Except as may be provided with respect to any class or series of our shares, at each annual meeting of our shareholders, each of our trustees will be elected by our common shareholders to serve until the next annual meeting of our shareholders and until his or her successor is duly elected and qualifies. A plurality of the votes cast in the election of trustees is sufficient to elect a trustee, and holders of common shares will have no right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, and subject to the rights of holders of any other class or series of shares to elect one or more trustees, the holders of a majority of the common shares entitled to vote will be able to elect all of our trustees at any annual meeting.

Removal of Trustees

        Our declaration of trust provides that, subject to the rights of holders of any class or series of preferred shares, a trustee may be removed with or without cause, by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees.

Business Combinations

        Under certain provisions of the Maryland General Corporation Law (the "MGCL") applicable to a Maryland real estate investment trust, certain "business combinations," including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland real estate investment trust and an "interested shareholder" or, generally, any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the real estate investment trust's outstanding voting shares or an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the real estate investment trust, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees of the real estate investment trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the real estate investment trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. Under the MGCL, a person is not an "interested shareholder" if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. A real estate investment trust's board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the real estate investment trust's board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and (1) any other person, provided that the business combination is first approved by our board of trustees (including a majority of trustees who are not affiliates or associates of such person), (2) Arlen D. Nordhagen and any of his affiliates and associates and (3) any person acting in concert with the foregoing, from these provisions of the MGCL. As a result, such persons may be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of trustees does not otherwise approve a business combination, this statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        Certain provisions of the MGCL applicable to a Maryland real estate investment trust provide that a holder of "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" has no voting rights with respect to such shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding any of the following persons entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the real estate investment trust or (3) an employee of the real estate investment trust who is also a trustee of the real estate investment trust. "Control shares" are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares acquired directly from the real estate investment trust or shares that the acquirer is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an acquiring person statement (as described in the MGCL)), may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders' meeting.

        If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the real estate investment trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of shareholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a shareholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless the declaration of trust or bylaws provide otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction or (b) acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future by our board of trustees.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions which provide for:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a trustee;

  •
  a requirement that the number of trustees be fixed only by vote of the trustees;

  •
  a requirement that a vacancy on the board be filled only by the remaining trustees in office and (if the board is classified) for the remainder of the full term of the class of trustees in which the vacancy occurred; and

  •
  a majority requirement for the calling of a special meeting of shareholders.

        We have not elected to be subject to any of the provisions of Subtitle 8. Moreover, our declaration of trust provides that, without the affirmative vote of a majority of the votes cast on the matter by our shareholders entitled to vote generally in the election of trustees, we may not elect to be subject to any of the provisions of Subtitle 8. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of at least two-thirds of all of the votes entitled to be cast generally in the election of trustees for the removal of any trustee from the board, with or without cause, (2) vest in the board the exclusive power to fix the number of trustees, (3) require that a vacancy on the board be filled only by a majority of the remaining trustees even if less than a quorum, and (4) require, unless called by our chairman of the board, our chief executive officer, our president or our board of trustees, the written request of shareholders entitled to cast a majority of the votes entitled to be cast at such meeting to call a special meeting of shareholders.

Shareholder Rights Plan

        We do not have a shareholder rights plan and our board of trustees has adopted a policy that our board may not adopt any shareholder rights plan unless the adoption of the plan has been approved by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees, except that our board of trustees may adopt a shareholder rights plan without the prior approval of our shareholders if our board, in the exercise of its duties, determines that seeking prior shareholder approval would not be in our best interests under the circumstances then existing. The policy further provides that if a shareholder rights plan is adopted by our board without the prior approval of our shareholders, the shareholder rights plan will expire on the date of the first annual meeting of shareholders held after the first anniversary of the adoption of the plan, unless an extension of the plan is approved by our common shareholders.

Meetings of Shareholders

        Pursuant to our bylaws, a meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held annually on a date and at the time and place set by or under the direction of our board of trustees. In addition, our chairman, chief executive officer, president or board of trustees may call a special meeting of our shareholders. Subject to the provisions of our declaration of trust and bylaws, a special meeting of our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting accompanied by the information required by our bylaws. Our secretary will inform the requesting shareholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting shareholders must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting. Only the matters set forth in the notice of any special meeting may be considered and acted upon at such meeting.

Exclusive Forum for Certain Litigation

        Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or if that court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any trustee or officer or other employee to us or to our shareholders, (c) any action asserting a claim against us or any trustee or officer or other employee arising pursuant to any provision of the MRL or our declaration of trust or bylaws, or (d) any action asserting a claim against us or any trustee or officer or other employee that is governed by the internal affairs doctrine.

Extraordinary Transactions

        Under the MRL, a Maryland real estate investment trust generally cannot merge with or convert into another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's declaration of trust. Our declaration of trust provides that these mergers and conversions may be approved by a majority of all of the votes entitled to be cast on the matter. Our declaration of trust also provides that we may sell or transfer all or substantially all of our assets if advised by our board of trustees and approved by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter. However, many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets or merge with another entity without the approval of our shareholders.

Amendment to Our Declaration of Trust and Bylaws

        Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's declaration of trust.

        Except for amendments to the provisions of our declaration of trust related to the removal of trustees and the restrictions on ownership and transfer of our shares and the vote required to amend the provision regarding amendments to such provisions (each of which require the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter), and certain amendments described in our declaration of trust that require only approval by our board of trustees, our declaration of trust may be amended only if advised by our board of trustees and approved by the affirmative vote of shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

        Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Termination of our Company

        Our declaration of trust provides for us to have a perpetual existence. Our termination must be approved by a majority of our entire board of trustees and the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees and the proposal of business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder of record both at the time of the giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each such nominee or on such other business and who has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the shareholder generally to provide notice to the secretary containing the information and other materials required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date our proxy statement for the solicitation of proxies for election of trustees at the preceding year's annual meeting is first released to our shareholders (or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, not less than 120 days nor more than 150 days prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made).

        With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only (1) by or at the direction of our board of trustees or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing trustees, by a shareholder of record both at the time of the giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each such nominee and who has complied with the advance notice provisions set forth in our bylaws. Such a shareholder may nominate one or more individuals, as the case may be, for election as a trustee if the shareholder's notice containing the information and other materials required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Mountain Time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees of our board of trustees to be elected at the meeting. The shareholder's notice must include the same information required to be included in a notice delivered in connection with an annual meeting as described in the preceding paragraph.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

        If the applicable exemption in our bylaws is repealed and/or the applicable resolution of our board of trustees is repealed, the control share acquisition provisions and/or the business combination provisions of the MGCL, respectively, as well as the provisions in our declaration of trust and bylaws on removal of trustees and filling trustee vacancies, the provisions in our declaration of trust regarding the restrictions on ownership and transfer of our shares, together with the advance notice and shareholder-requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our common shares or otherwise be in their best interests.

Indemnification and Limitation of Trustees' and Officers' Liability

        Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our declaration of trust contains a provision that eliminates the liability of our trustees and officers to the maximum extent permitted by Maryland law.

        Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of Maryland corporations. The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our declaration of trust does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our declaration of trust authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of such individual's ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service:

  •
  as a present or former trustee or officer; or

  •
  while a trustee or officer of our company and at our request, as a trustee, director, officer, partner, manager, or member of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or any other enterprise from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any employee or agent of our company or a predecessor of our company.

        We expect to enter into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

        Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

        Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interest to attempt to, or continue to, qualify as a REIT. Our declaration of trust also provides that our board of trustees may determine that compliance with any restriction or limitation on ownership and transfer of our shares contained in our declaration of trust is no longer required for us to qualify as a REIT.

LIMITED PARTNERSHIP AGREEMENT OF OUR OPERATING PARTNERSHIP

        The following is a summary of certain key terms of the Third Amended and Restated Limited Partnership Agreement of our operating partnership, which we refer to as our "operating partnership agreement", including the partnership unit designations in effect. References in this section to "OP units" refer to Class A OP units and references to "subordinated performance units" refer to the Class B OP units, each as described in greater detail in our operating partnership agreement. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our operating partnership agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms of our operating partnership agreement.

General

        Our operating partnership's partnership interests are currently classified as OP units, subordinated performance units and LTIP units. The subordinated performance units are currently sub-divided into different series that correspond to each of the PROs. NSA is currently the general partner of our operating partnership and is authorized to cause our operating partnership to issue additional partnership interests, including OP units and subordinated performance units, at such prices and on such other terms as we determine in our sole discretion.

        Our operating partnership is structured to permit each OP unit holder (other than the general partner in its capacity as a limited partner), through the exercise of its redemption rights one year after the date of the issuance of OP units, to redeem its OP units in our operating partnership for cash in an amount equal to the product of the per share market value of our common shares multiplied by the number of OP units in our operating partnership to be redeemed by such holder, subject to certain adjustments, as described in our operating partnership agreement. However, we may determine, in our sole and absolute discretion, to satisfy any such redemption request in exchange for our common shares equal to the number of OP units in our operating partnership to be redeemed, subject to certain adjustments as described in our operating partnership agreement, in lieu of cash. For further detail on redemption and exchange, see "—Redemption of OP Units."

        The general partner of our operating partnership is under no obligation to give priority to the separate interests of the limited partners in deciding whether to cause our operating partnership to take or decline to take any actions. The general partner has full, exclusive and complete responsibility and discretion in the management and control of our operating partnership; provided, however, that the approval of the holders of a majority of the OP units and, in certain cases, subordinated performance units in our operating partnership may be required for certain actions, including amendments to our operating partnership agreement (except as discussed below and in our operating partnership agreement) and any action in contravention of an express prohibition or limitation of our operating partnership agreement. The general partner may not perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided in our operating partnership agreement or under the Delaware Revised Uniform Limited Partnership Act.

        Amendments to our operating partnership agreement may only be proposed by the general partner of our operating partnership. Under certain circumstances, our operating partnership agreement expressly provides that the general partner may amend our operating partnership agreement in its sole discretion, without the consent of the other partners, such as to (1) reflect sales, exchanges, conversions, transfers, redemptions, capital contributions, the issuance of additional partnership units or similar events having an effect on a partner's ownership of partnership units, (2) reflect the admission of additional partners to our operating partnership, (3) facilitate the redemption of subordinated performance units or any series of subordinated performance units in our operating partnership and

(4) reflect the exchange of limited partnership interests in one or more of our DownREIT partnerships for OP units or subordinated performance units in our operating partnership.

Regulatory Requirements

        Our operating partnership agreement provides that our operating partnership is to be operated in a manner that will (i) allow our company to satisfy the requirements for qualification and taxation as a REIT under the Code and avoid any U.S. federal income or excise tax liability and (ii) ensure that our operating partnership will not be classified as a "publicly traded partnership" taxable as a corporation for purposes of Section 7704 of the Code.

Distributions

        We are entitled to cause our operating partnership to make distributions to our OP unit holders and subordinated performance unit holders in our operating partnership from time to time in our sole discretion. To the extent distributions are made to the holders of OP units, the holders of each series of subordinated performance units are entitled to receive distributions with respect to the portfolio of self storage properties to which the series of subordinated performance units relates. Operating cash flow with respect to each portfolio of properties contributed to us is determined by subtracting property-related expenses from property revenues and capital transaction proceeds are determined by subtracting capital transaction expenses from capital transaction receipts, each of which is described in further detail below. To the extent that there is available operating cash flow or capital transaction proceeds, subject to maintaining our qualification as a REIT, we may cause our operating partnership to make distributions with respect to each in accordance with the priorities described below.

Cash Distributions from our Operating Partnership

        Under our operating partnership agreement, to the extent that we, as the general partner of our operating partnership, determine to make distributions to the partners of our operating partnership out of the operating cash flow or capital transaction proceeds generated by a real property portfolio managed by one of our PROs, the holders of the series of subordinated performance units that relate to such portfolio are entitled to share in such distributions. Under our operating partnership agreement, operating cash flow with respect to a portfolio of properties managed by one of our PROs is generally an amount determined by us, as general partner, of our operating partnership equal to the excess of property revenues over property related expenses from that portfolio. In general, property revenue from the portfolio includes:

  (i)
  all receipts, including rents and other operating revenues;

  (ii)
  any incentive, financing, break-up and other fees paid to us by third parties;

  (iii)
  amounts released from previously set aside reserves; and

  (iv)
  any other amounts received by us, which we allocate to the particular portfolio of properties.

        In general, property-related expenses include all direct expenses related to the operation of the properties in that portfolio, including real property taxes, insurance, property-level general and administrative expenses, employee costs, utilities, property marketing expense, property maintenance and property reserves and other expenses incurred at the property level. In addition, other expenses incurred by our operating partnership may also be allocated by us, as general partner, to the property portfolio and will be included in the property-related expenses of that portfolio. Examples of such other expenses include:

  (i)
  corporate-level general and administrative expenses;

  (ii)
  out-of-pocket costs, expenses and fees of our operating partnership, whether or not capitalized;

  (iii)
  the costs and expenses of organizing and operating our operating partnership;

  (iv)
  amounts paid or due in respect of any loan or other indebtedness of our operating partnership during such period;

  (v)
  extraordinary expenses of our operating partnership not previously or otherwise deducted under item (ii) above;

  (vi)
  any third-party costs and expenses associated with identifying, analyzing, and presenting a proposed property to us and/or our operating partnership; and

  (vii)
  reserves to meet anticipated operating expenditures debt service or other liabilities, as determined by us.

        To the extent to that we, as the general partner of our operating partnership, determine to make distributions to the partners of our operating partnership out of the operating cash flow of a real property portfolio managed by one of our PROs, operating cash flow from a property portfolio is required to be allocated to holders of OP units and to the holders of series of subordinated performance units that relate to such property portfolio as follows:

        First, an amount is allocated to holders of OP units in order to provide holders of OP units (together with any prior allocations of capital transaction proceeds) with a cumulative preferred allocation on the unreturned capital contributions attributed to the OP units in respect of such property portfolio. The preferred allocation for all of our existing portfolios is 6%. As of March 31, 2016, our operating partnership had an aggregate of $594.8 million of such unreturned capital contributions with respect to common shareholders, OP unitholders, and the various property portfolios.

        Second, an amount is allocated to the holders of the series of subordinated performance units relating to such property portfolio in order to provide such holders with an allocation (together with prior distributions of capital transaction proceeds) on their unreturned capital contributions. Although the subordinated allocation for the subordinated performance units is non-cumulative from period to period, if the operating cash flow from a property portfolio related to a series of subordinated performance units is sufficient, in the judgment of the general partner (with the approval of a majority of our independent trustees), to fund distributions to the holders of such series of subordinated performance units, but we, as the general partner of our operating partnership, decline to make distributions to such holders, the amount available but not paid as distributions will be added to the subordinated allocation corresponding to such series of subordinated performance units. The subordinated allocation for the outstanding subordinated performance units is 6%. As of March 31, 2016, an aggregate of $146.0 million of such unreturned capital contributions has been allocated to the various series of subordinated performance units.

        Thereafter, any additional operating cash flow is allocated to holders of OP units and the applicable series of subordinated performance units equally.

        Following the allocation described above, we as the general partner of our operating partnership, will generally cause our operating partnership to distribute the amounts allocated to the relevant series of subordinated performance units to the holders of such series of subordinated performance units. We, as the general partner may cause our operating partnership to distribute the amounts allocated to holders of the OP units or may cause our operating partnership to retain such amounts to be used by our operating partnership for any purpose. Any operating cash flow that is attributable to amounts retained by our operating partnership pursuant to the preceding sentence will generally be available to be allocated as an additional capital contribution to the various property portfolios.

        The foregoing description of the allocation of operating cash flow between the OP unit holders and subordinated performance unit holders is used for purposes of determining distributions to holders of subordinated performance units but does not necessarily represent the operating cash flow that will be distributed to holders of OP units (or paid as dividends to holders of our common shares). Any distribution of operating cash flow allocated to the holders of OP units will be made at our discretion (and paid as dividends to holders of our common shares at the discretion of our board of trustees).

        Under our operating partnership agreement, capital transactions are transactions that are outside the ordinary course of our operating partnership's business, involve the sale, exchange, other disposition, or refinancing of any property, and are designated as capital transactions by us, as the general partner. To the extent the general partner determines to distribute capital transaction proceeds, the proceeds from capital transactions involving a particular property portfolio are required to be allocated to holders of OP units and to the series of subordinated performance units that relate to such property portfolio as follows:

        First, an amount determined by us, as the general partner, of such capital transaction proceeds is allocated to holders of OP units in order to provide holders of OP units (together with any prior allocations of operating cash flow) with a cumulative preferred allocation on the unreturned capital contributions attributed to the holders of OP units in respect of such property portfolio that relate to such capital transaction plus an additional amount equal to such unreturned capital contributions.

        Second, an amount determined by us, as the general partner, is allocated to the holders of the series of subordinated performance units relating to such property portfolio in order to provide such holders with a non-cumulative subordinated allocation on the unreturned capital contributions made by such holders in respect of such property portfolio that relate to such capital transaction plus an additional amount equal to such unreturned capital contributions.

        The preferred allocation and subordinated allocation with respect to capital transaction proceeds for each portfolio is equal to the preferred allocation and subordinated allocation for distributions of operating cash flow with respect to that portfolio.

        Thereafter, any additional capital transaction proceeds is allocated to holders of OP units and the applicable series of subordinated performance units equally.

        Following the allocation described above, we, as the general partner of our operating partnership, will generally cause our operating partnership to distribute the amounts allocated to the relevant series of subordinated performance units to the holders of such series of subordinated performance units. We, as general partner of our operating partnership, may cause our operating partnership to distribute the amounts allocated to holders of the OP units or may cause our operating partnership to retain such amounts to be used by our operating partnership for any purpose, including additional acquisitions through the use of 1031 exchanges. Any capital transaction proceeds that are attributable to amounts retained by our operating partnership pursuant to the preceding sentence will generally be available to be allocated as an additional capital contribution to the various property portfolios.

        The foregoing allocation of capital transaction proceeds between the OP unit holders and subordinated performance unit holders is used for purposes of determining distributions to holders of subordinated performance units but does not necessarily represent the capital transaction proceeds that will be distributed to holders of OP units (or paid as dividends to holders of our common shares). Any distribution of capital transaction proceeds allocated to the holders of OP units will be made at our discretion (and paid as dividends to holders of our common shares at the discretion of our board of trustees).

Allocation of Capital Contributions

        We, as the general partner of our operating partnership, in our discretion, have the right to increase or decrease, as appropriate, the amount of capital contributions allocated to our operating partnership in general and to each series of subordinated performance units to reflect capital expenditures made by our operating partnership in respect of each portfolio, the sale or refinancing of all or a portion of the properties comprising the portfolio, the distribution of capital transaction proceeds by our operating partnership, the retention by our operating partnership of cash for working capital purposes and other events impacting the amount of capital contributions allocated to the holders. In addition, to avoid conflicts of interests, any decision by us to increase or decrease allocations of capital contributions must also be approved by a majority of our independent trustees.

Additional Distribution Considerations

        Notwithstanding the foregoing, we, as the general partner of our operating partnership shall make such reasonable efforts, as determined by us in our sole and absolute discretion and consistent with our qualification as a REIT to cause our operating partnership to distribute sufficient amounts to enable us to pay shareholder dividends that will (i) satisfy the requirements for our qualification as a REIT and (ii) except to the extent otherwise determined by us, as the general partner, in our sole and absolute discretion, avoid any U.S. federal income or excise tax liability.

Conversion of Subordinated Performance Units into OP units

        Other than, at our election in connection with a retirement event or upon certain qualifying terminations, after a minimum of two years from the later of completion of our IPO or the initial contribution of a PRO's properties to us, holders of subordinated performance units in our operating partnership may only voluntarily convert such units for OP units in our operating partnership upon the achievement of certain performance thresholds with respect to a specific self storage portfolio. A holder of subordinated performance units in our operating partnership may then elect one time each year prior to December 1st to convert a pre-determined portion of such units into OP units in our operating partnership, with each subordinated performance unit being converted into the number of OP units determined by dividing the average cash available for distribution ("CAD"), per unit on the series of specific subordinated performance units over the one-year period prior to conversion by 110% of the CAD per unit on the OP units determined over the same period. CAD per unit on the series of specific subordinated performance units and OP units will be determined by us, as general partner, based generally upon the application of the provisions of the operating partnership agreement applicable to the distributions of operating cash flow and capital transactions proceeds described above.

        In connection with a retirement of a PRO, after the same two-year lock-out period, that percentage will be set at 120% for conversions occurring in the first year in which a PRO is able to retire; 115% for conversions occurring in the second year; and 110% for conversions occurring thereafter. We refer to the applicable percentage used in calculating the conversion of subordinated performance units into OP units as the "conversion percentage" or the "conversion penalty." Imposing a greater conversion percentage in the first two years after a PRO is permitted to retire is intended to discourage retirement in those first two years.

        Upon termination of the facilities portfolio management agreement for a PRO in the case of failure to meet performance thresholds or in the case of breach of non-competition covenants or Key Person Standards, we will be permitted, at any time following such termination, to require that the subordinated performance units issued in respect of such PRO's contributed portfolio be exchanged for OP units, with each subordinated performance unit being converted into the number of OP units determined by dividing the average CAD per unit on such subordinated performance units by 120% of the CAD per unit on the OP units in each case determined over the most recently completed calendar year prior to conversion.

Restriction on Sale of Properties

        The partnership unit designation applicable to each series of subordinated performance units issued in the formation transactions provides that until March 31, 2023, our operating partnership shall not, and shall cause its subsidiaries not to, sell, dispose or otherwise transfer any property which is a part of the applicable self storage property portfolio relating to such series of subordinated performance units without the consent of the partners (including us) holding at least 50% of the then outstanding OP units in our operating partnership and the partners holding at least 50% of the then outstanding series of subordinated performance units in our operating partnership that relate to the applicable property, except for sales, dispositions or other transfers of a property to wholly-owned subsidiaries of our operating partnership.

Redemption of OP Units

        Subject to certain limitations and exceptions, one year after the date of the issuance of OP units, each holder of OP units (other than the general partner in its capacity as a limited partner) will have the right to cause our operating partnership to redeem all or a portion of his, her or its OP units for cash in an amount equal to the product of the per share market value of our common shares multiplied by the number of OP units in our operating partnership to be redeemed by such holder, subject to certain adjustments, as described in our operating partnership agreement. The market value of a common share for this purpose will be equal to the average of the closing trading price of a common share on a U.S. national securities exchange for the ten trading days before the day on which the redemption notice is given to us. If a holder of OP units has tendered its OP units for redemption, we, in our sole and absolute discretion, may elect to assume and satisfy our operating partnership's obligation and acquire some or all of the tendered OP units in exchange for common shares, on a one-for-one basis, subject to certain adjustments, in lieu of our operating partnership paying cash for such tendered OP units. A tendering OP unit holder may elect to withdraw its redemption request at any time prior to the acceptance of cash or common shares from our company. Redemption rights of OP unit holders may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would result in any person owning shares in excess of the ownership limit or any other restriction on ownership and transfer of our shares set forth in our declaration of trust.

Exchange of OP Units for Subordinated Performance Units

        We, as general partner, may permit any key person (as defined in each facilities portfolio management agreement) of a PRO who is an existing OP unit holder to exchange OP units held by such key person and his or her affiliates and associates for subordinated performance units in either of the following circumstances: (a) to enable a key person's to make a required capital contribution (as defined in each facilities portfolio management agreement) in connection with an acquisition by our operating partnership of a self storage property after the effective date of the PRO's facilities portfolio management agreement; or (b) to permit a key person to meet certain pre-determined formulaic performance thresholds with respect to any calendar year.

Transferability of Limited Partner Interests

        The limited partners of our operating partnership will not be able to transfer their OP units or subordinated performance units, in whole or in part, without the general partner's written consent and until the expiration of the lock-up period on such OP units and subordinated performance units in any applicable contribution agreement; provided, that a limited partner may transfer all or any portion of its OP units or subordinated performance units for bona fide estate planning purposes to an immediate family member or the legal representative, estate, trustee or other successor in interest, as applicable, of such limited partner.

Transferability of the General Partner's Interest in our Operating Partnership; Extraordinary Transactions

        We, as general partner of our operating partnership, will not be able to (i) voluntarily withdraw from our operating partnership, or (ii) transfer or assign our interest in our operating partnership, without the consent of more than (a) 50% of the OP unit holders and (b) 50% of the voting power (as defined below) of the subordinated performance unit holders, unless the transfer is made in connection with any merger or sale of all or substantially all of the assets or shares of our company. In addition, subject to certain limited exceptions, we, as the general partner, will not engage in any merger, consolidation or other combination, or sale of substantially all of our assets, in a transaction which results in a change of control of our operating partnership unless:

  •
  we receive the consent of OP unit holders holding more than 50% of the OP units (other than those held by our company or its subsidiaries), or as a result of such transaction all OP unit holders receive for each OP unit an amount of cash, securities or other property equal in value to the greatest amount of cash, securities or other property paid in the transaction to a holder of one of our common shares, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of our outstanding common shares, each holder of OP units shall be given the option to exchange its OP units for the greatest amount of cash, securities or other property that an OP unit holder would have received had it (1) exercised its redemption right (described above) and (2) sold, tendered or exchanged pursuant to the offer, the common shares received upon exercise of the redemption right immediately prior to the expiration of the offer; and

  •
  we receive the consent of the subordinated performance unit holders holding more than 50% of the voting power (as defined below) of the subordinated performance units (other than those held by our company or its subsidiaries) unless, as a result of such transaction, the holders of subordinated performance units are offered a choice (1) to allow their subordinated performance units to remain outstanding without the terms thereof being materially and adversely changed or the subordinated performance units are converted into or exchanged for equity securities of the surviving entity having terms and conditions that are substantially similar to those of the subordinated performance units (it being understood that we may not be the surviving entity and that the parent of the surviving entity or the surviving entity may not be publicly traded) and (2) to receive for each subordinated performance unit an amount of cash, securities or other property payable to a holder of OP units as described above had such holder exercised its right to exchange its subordinated performance units for OP units, without taking into consideration a specified conversion penalty as described herein under "—Conversion of Subordinated Performance Units into OP Units." Voting power with respect to the subordinated performance units is based on the number of OP units in which the subordinated performance units would be convertible at the time of such vote, if the two-year restriction on conversion described above were not applicable. See "—Conversion of Subordinated Performance Units into OP Units." In determining whether we have received the consent of the subordinated performance unit holders holding more than 50% of the voting power of the subordinated performance units, our operating partnership agreement provides that we will have the right to exercise voting rights with respect to 50% of the OP units issued upon conversion of any subordinated performance units, as described herein under "—Conversion of Subordinated Performance Units into OP units," which will allow us (with respect to such OP units) to consent to the above or other matters that are presented to the holders of such units for their consideration and approval; and

  •
  in the case of any such transaction in which we have not received the consent of OP unit holders holding more than 50% of the OP units (other than those held by our company or its subsidiaries) and of subordinated performance unit holders holding more than 50% of the voting power of the subordinated performance units (other than those held by our company or its subsidiaries), such transaction is approved by a companywide vote of limited partners holding more than 50% of our outstanding OP units, including for this purpose OP units held by us and our subsidiaries. For purposes of this partnership vote, we and our subsidiaries will be deemed to have cast all votes that we would otherwise have been entitled to cast (other than with respect to subordinated performance units) in proportion to the manner in which all of our outstanding common shares were voted in our shareholder vote. In addition, limited partners holding subordinated performance units (other than us or our subsidiaries) shall be entitled to cast a number of votes equal to the lesser of (i) the total votes they would have been entitled to cast at our shareholders meeting had they converted their subordinated performance units into OP units, if the two-year restriction on conversion described above were not applicable, and such OP units had been exchanged for our common shares as of the record date for the shareholder meeting and (ii) the total votes they would have been entitled to cast at our shareholders meeting had they converted their subordinated performance units into OP units on a one-for-one basis and such OP units had been exchanged for our common shares as of the record date for the shareholders meeting. Furthermore, limited partners holding OP units shall be entitled to cast a number of votes equal to the total votes they would have been entitled to cast at our shareholders meeting had they exchanged their OP units for our common shares as of the record date for the shareholders meeting.

        Our operating partnership may also merge with or into or consolidate with another entity without the consent of the limited partners if (i) consummated in connection with a merger, consolidation or other combination of the general partner, or the sale of substantially all of its assets, in compliance with the standards set forth under the heading "—Transfer of General Partner Interest in Operating Partnership; Extraordinary Transactions," or (ii) immediately after such merger or consolidation (1) substantially all of the assets of the successor or surviving entity, other than partnership units held by us, are contributed, directly or indirectly, to the partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (2) the survivor expressly agrees to assume all of the general partner's obligations under our operating partnership agreement and our partnership agreement shall be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible and the rights of the holders of subordinated performance units are substantially preserved (as determined by us) in any such transaction.

        We also may (1) transfer all or any portion of our directly or indirectly held general partnership interest to a wholly-owned subsidiary, and following such transfer may withdraw as the general partner and (2) engage in a transaction required by law or by the rules of any national securities exchange on which our common shares are listed.

Dissolution of our Operating Partnership

        Our operating partnership will continue in full force perpetually or until sooner dissolved in accordance with its terms or as otherwise provided by law.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common shares. For purposes of this section under the heading "U.S. Federal Income Tax Considerations," references to "the company," "we," "our" and "us" mean only National Storage Affiliates Trust, and not its subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged to both review the following discussion and to consult your tax advisor to determine the effects of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

        This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (the "Treasury Regulations"), current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances, or to shareholders subject to special tax rules, such as:

  •
  U.S. expatriates;

  •
  persons who mark-to-market our common shares;

  •
  subchapter S corporations;

  •
  U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

  •
  financial institutions;

  •
  insurance companies;

  •
  broker-dealers;

  •
  regulated investment companies ("RICs");

  •
  REITs

  •
  holders who receive our common shares through the exercise of employee share options or otherwise as compensation;

  •
  persons holding our common shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Code;

  •
  persons holding their interest through a partnership or similar pass-through entity;

  •
  persons holding a 10% or more (by vote or value) beneficial interest in us;

and, except to the extent discussed below:

  •
  tax-exempt organizations; and

  •
  non-U.S. shareholders (as defined below).

        This summary assumes that shareholders hold our common shares as capital assets, which generally means as property held for investment.

        THE U.S. FEDERAL INCOME TAX TREATMENT OF US AND HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of Our Company

        We intend to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ending December 31, 2015 with the filing of our tax return for such taxable year. We believe that we were organized and have operated, and we intend to continue to be organized and to operate in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2015.

        The law firm of Clifford Chance US LLP has acted as our counsel in connection with this offering. We will receive an opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ended December 31, 2015, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Clifford Chance US LLP will be based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this Registration Statement are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this Registration Statement. Additionally, the opinion of Clifford Chance US LLP will be conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and will assume that such representations and covenants are accurate and complete and that we will take no action inconsistent with such representations and covenants. While we believe that we have been organized and operated and intend to continue to be organized and to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we have in fact qualified or will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our common shares of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. In addition, Clifford Chance US LLP's opinion does not foreclose the possibility that we may have to utilize one or more REIT savings provisions discussed below, which could require the payment of an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.

        Our qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, including our investment in our operating partnership. Our ability to qualify as a REIT for a particular year also requires that we satisfy certain asset and income tests during such year, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year have satisfied or will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

        As indicated above, our qualification and taxation as a REIT for a particular year depend upon our ability to meet, on a continuing basis during such year, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "—Requirements for Qualification—General." While we intend to be organized and to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that we currently distribute to our shareholders. This treatment substantially eliminates the "double taxation" at the corporate and shareholder levels that generally results from investment in a C corporation. A "C corporation" is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. Income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT.

        U.S. shareholders (as defined below) who are individuals, trusts and estates are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends.

        With limited exceptions, however, dividends received by non-corporate U.S. shareholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which are as high as 39.6%. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See "—Taxation of Shareholders."

        If we qualify to be taxed as a REIT, we will nonetheless be subject to U.S. federal income tax as follows:

  •
  We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

  •
  We may be subject to the "alternative minimum tax" on our items of tax preference, if any.

  •
  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, as described below, such income will be subject to a 100% tax. See "—Requirements for Qualification—General—Prohibited Transactions," and "—Requirements for Qualification—General—Foreclosure Property," below.

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or leasehold as "foreclosure property," we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (2) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

  •
  If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

  •
  If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

  •
  If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, or the "required distribution," we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which U.S. federal income tax is paid at the corporate level.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of its shareholders, as described below in "—Requirements for Qualification—General."

  •
  A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us, our tenants and/or any TRSs if and to the extent that the IRS successfully adjusts the reported amounts of these items.

  •
  If we acquire any asset from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the asset in our hands is less than the fair market value of the asset, determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the 5-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of

    (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in the preceding sentence could occur if we failed to qualify as a REIT (and, thus, were treated as a subchapter C corporation) for a prior year and then re-qualified as a REIT in a later year, in which case the appreciation would be measured as of the beginning of the year in which we first re-qualified as a REIT. Any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code is excluded from the application of this built-in gains tax.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder's basis in shares of our common shares. Shareholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

  •
  We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, including any TRSs, the earnings of which could be subject to U.S. federal and state corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, transfer, franchise, property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

  (4)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified entities);

  (7)
  that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

  (8)
  that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our declaration of trust provides restrictions regarding the ownership and transfer of our shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement. Furthermore, a corporation does not qualify as a REIT for a given taxable year if, as of the final day of the taxable year, the corporation has any undistributed earnings and profits that accumulated during a period that the corporation was not treated as a REIT for U.S. federal income tax purposes. We will elect to be taxed as a REIT commencing with our initial taxable year ended December 31, 2015, and therefore we believe that we will meet this requirement.

Effect of Subsidiary Entities

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership (references herein to "partnership" include limited liability companies that are classified as partnerships for U.S. federal income tax purposes), Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding, for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of our operating partnership and any other partnerships in which we own an equity interest (including such partnership's share of these items of other partnerships in which it owns an equity interest), is treated as our assets and items of income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in "—Tax Aspects of Investments in Partnerships."

        Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, as described below under "—Requirements for Qualification—

General—Effect of Subsidiary Entities—Taxable REIT Subsidiaries," that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Single member limited liability companies that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary ceases to be wholly owned by us—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "—Requirements for Qualification—General—Asset Tests" and "—Requirements for Qualification—General—Gross Income Tests."

        Taxable REIT Subsidiaries.    A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate U.S. federal, state and local income or franchise taxes on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders.

        We have jointly elected with NSA TRS, LLC, a Delaware limited liability company that is indirectly owned by us through our operating partnership ("NSA TRS"), for NSA TRS to be treated as a TRS. This allows NSA TRS to invest in assets and engage in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT. A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a REIT does not include the assets and income of such subsidiary corporations in determining the REIT's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as management fees or fees for certain non-customary services to tenants of the REIT). If dividends are paid to us by NSA TRS or one or more other TRSs we may own, then a portion of the dividends that we distribute to shareholders who are taxed at individual rates may be eligible for taxation at the preferential tax rates applicable to qualified dividend income rather than at ordinary income rates. See "—Taxation of Taxable U.S. Shareholders" and "—Requirements for Qualification—General—Annual Distribution Requirements."

        Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if a TRS has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). We may make loans to certain of our TRSs. The interest expense of a TRS in respect of such a loan may be subject to the foregoing limitations on deductions.

        In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

        Rents received by us that include amounts for services furnished by a TRS to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS's gross income from the service is not less than 150% of the TRS's direct cost of furnishing the service.

        We intend to structure transactions with any TRS on terms that we believe are arm's length to avoid incurring the 100% excise tax described above. There can be no assurances, however, that we will be able to avoid application of the 100% tax.

        We expect to hold certain assets directly or indirectly in NSA TRS or one or more other TRSs. We may conduct certain activities (such as facilitating sales of tenant insurance, selling packing supplies and locks and renting trucks or other moving equipment) through such TRSs. We are subject to the limitation that securities in TRSs may not represent more than 25% (20% for taxable years beginning after December 31, 2017) of a REIT's assets. There can be no assurance that we will at all times be able to continue to comply with such limitation.

Gross Income Tests

        In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from and gain from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets (other than income or gains with regard to debt instruments issued by public REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

        For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

        Rents received by us will qualify as "rents from real property" in satisfying the 75% gross income test described above only if several conditions are met, including the following:

  •
  The rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of receipts or sales or being based on the net income or profits of a tenant that derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property, if earned directly by us.

  •
  If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property unless it constitutes 15% or less of the total rent received under the lease.

  •
  Moreover, for rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from which we derive no income, or through a TRS, as discussed below. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Examples of these permitted services include the provision of light, heat or other utilities, trash removal, and general maintenance of common areas. In addition, we may directly or indirectly provide non-customary services to tenants of our properties if the gross income from such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the rents from treatment as rents from real property. For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to tenants through a TRS without disqualifying the rental income received from tenants as rents from real property.

  •
  Also, rental income will qualify as rents from real property only to the extent that we do not directly or indirectly (through application of certain constructive ownership rules) own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant (in each case, a "related party tenant"). However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space as determined at the time the lease with the TRS is entered into, extended and modified, if such modification increases the rent due under such lease.

        Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our qualification as a REIT, we do not intend to:

  •
  charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

  •
  rent any property to a related party tenant, including a TRS, unless the rent from the lease to the TRS would qualify for the special exception from the related party tenant rule applicable to certain leases with a TRS;

  •
  derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

  •
  directly perform services considered to be noncustomary or rendered to the occupant of the property.

        As noted above, we may conduct certain activities, such as facilitating tenant insurance-related activities, selling packing supplies and renting trucks or other moving equipment. We expect that such activities will be conducted through our PROs on behalf of NSA TRS or one or more other TRSs unless any nonqualifying income from such activities would be de minimis. In addition, we will also provide certain other tenant services through our PROs and other third-party contractors who we believe will qualify as independent contractors. We believe that all services provided by such parties on behalf of our Operating Partnership to our tenants are customary. As a result, we do not believe that any of the income that we receive from the rental of storage units will be treated as impermissible tenant service income. However, if the IRS were to successfully challenge our treatment of any such services directly provided to tenants, or our PROs did not qualify as independent contractors, it could adversely affect our ability to qualify as a REIT.

        Fee income received by a REIT from performing property management or similar services to third-parties (including a portion of any management fee income a REIT receives with respect to a joint venture in which the REIT holds an interest) is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. If we were to receive or be deemed to receive any third-party management fees other than through a TRS, it could adversely affect our ability to qualify as a REIT. To the extent that we are entitled to receive any such third-party management fees, we intend to earn any such management fee income through a TRS.

        Any dividends we receive will generally be qualifying income for purposes of the 95% gross income test and any dividends we receive from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests.

        We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. We may from time to time need to make distributions from a TRS in order to keep the value of the securities that we hold in our TRSs below 25% (20% for taxable years beginning after December 31, 2017) of our total assets. See "—Asset Tests." While we will monitor our compliance with these income test and asset tests, and intend to conduct our affairs so as to comply with them, they may at times be in conflict with one another. For example, it is possible that we may wish to distribute a dividend from a TRS in order to reduce the value of TRS securities below 25% (20% for taxable years beginning after December 31, 2017) of our assets, but may be unable to do so without violating the 75% gross income test. Although there are other measures we can take in such circumstances in order to remain in compliance with the requirements for REIT qualification, there can be no assurance that we will be able to comply with these tests in all market conditions.

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For taxable years beginning after December 31, 2015, if a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is treated as secured solely by the real property for purposes of these rules. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

Hedging Transactions

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which we clearly identify as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (3) primarily to manage risk with respect to a hedging transaction described in clause (1) or (2) after the extinguishment of such borrowings or disposal of the asset producing such income that is hedged by the hedging transaction, provided, in each case, that the hedging transaction is clearly identified as such before the close of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Failure to Satisfy the Gross Income Tests

        We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If we fail to satisfy one or both of the gross income tests and these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under "—Taxation of Our Company—Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be significant in amount.

Asset Tests

        At the close of each calendar quarter we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, interests in mortgages secured by real property or by interests in real property, certain kinds of mortgage-backed securities and mortgage loans, and, beginning in 2016, debt instruments issued by publicly offered REITs, interests in obligations secured by both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value securing such mortgage, and personal property to the extent income from such personal property is treated as "rents from real property" because the personal property is rented in connection with a rental of real property and constitutes less than 15% of the aggregate property rented. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

        Second, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of any TRSs held by us may not exceed 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets. Fifth, the aggregate value of debt instruments issued by publicly offered REITs held by us that are not otherwise secured by real property may not exceed 25% of the value of our total assets.

        The 5% and 10% asset tests described above do not apply to securities of TRSs, qualified REIT subsidiaries or securities that are "real estate assets" for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, for purposes of applying the 10% value test, (1) a REIT's interest as a partner in a partnership is not considered a security issued by the partnership; (2) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership. For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled taxable REIT subsidiaries," as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partners).

        The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our operating partnership) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer

(including as a result of increasing our interest in our operating partnership). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in our operating partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below. We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis. There can be no assurance, however, that we will be successful in this effort.

        Moreover, the values of some of our assets, including the securities of any TRSs or other nonpublicly traded investments, may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not successfully contend that our assets do not meet the requirements of the REIT asset tests.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10 million and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

  (a)
  the sum of:

  •
  90% of our "REIT taxable income" (computed without regard to our deduction for dividends paid and our net capital gains), and

  •
  90% of the net income, if any (after tax), from foreclosure property, as described below, and recognized built-in gain, as discussed above, minus

  (b)
  the sum of specified items of non-cash income that exceeds a percentage of our net taxable income.

        These distributions must be paid in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year, provided we pay such distribution with or before our first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        To the extent that we distribute at least 90%, but less than 100%, of our net taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our shareholders would then increase their adjusted basis in our shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

        If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% non-deductible excise tax on the excess of such amount over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior periods) and (B) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

        It is possible that we, from time to time, may not have sufficient cash to meet the REIT distribution requirements due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from any partnership subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. Additional potential sources of non-cash taxable income include loans held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current interest payments in cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including taxable share dividends. In the case of a taxable share dividend, shareholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our shares. Both a taxable share distribution and sale of shares resulting from such distribution could adversely affect the price of our shares.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Tax on Built-In Gains

        If we acquire appreciated assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in our hands is less than the fair market value of the assets, determined at the time we acquired such assets, and if we subsequently dispose of any such assets during the 5-year period following the acquisition of the assets from the C corporation, we will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were contributed to us over the basis of such assets on such date, which we refer to as built-in gains. Similarly, to the extent that any C corporation holds an interest in an entity treated as a partnership for U.S. federal income tax purposes (either directly or through one or more other entities treated as partnerships for U.S. federal income tax purposes) and we acquire appreciated assets from such partnership in a transaction in which the adjusted tax basis of the assets in our hands is less than the fair market value determined at the time we acquired such assets, determined by reference to the adjusted tax basis of the assets in the hands of the partnership, the underlying C corporation's proportionate share of such assets will be treated as contributed by a C corporation and therefore will be subject to the tax on built-in gains. However, the built-in gains tax will not apply if the C corporation elects to be subject to an immediate tax upon the transfer. Any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code is excluded from the application of this built-in gains tax.

Recordkeeping Requirements

        We are required to maintain records and request on an annual basis information from specified shareholders. These requirements are designed to assist us in determining the actual ownership of our outstanding shares and maintaining our qualification as a REIT.

Prohibited Transactions

        Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that the real properties owned by us or our pass-through subsidiaries will not be treated as held as inventory or primarily for sale to customers, and that a sale of any properties by us will not be treated as in the ordinary course of business. However, whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. The 100% tax will not apply to gains from the sale of property by a TRS, although such income will be subject to tax in the hands of the TRS at regular corporate income tax rates. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers.

        The Code provides a safe harbor that, if met, allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, among other things, (i) we must have held the property for at least two years (and, in the case of property which consists of land or improvements not acquired through foreclosure, we must have held the property for two years for the production of rental income), (ii) we capitalized expenditures on the property in the two years preceding the sale that are less than 30% of the net selling price of the property, and (iii) (a) we either have seven or fewer sales of property (excluding certain property obtained through foreclosure or sales to which Section 1033 of the Code applies (involuntary conversions)) for the year of sale, (b) the aggregate adjusted bases of properties (excluding certain property obtained through foreclosure or sales to which Section 1033 of the Code applies (involuntary conversions)) sold by us during the taxable year is 10%

or less of the aggregate adjusted bases of all of our assets as of the beginning of the taxable year, (c) the aggregate fair market value of properties (excluding certain property obtained through foreclosure or sales to which Section 1033 of the Code applies (involuntary conversions)) sold by us during the taxable year is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, or (d) as an alternative to the tests described in clauses (b) and (c), effective for taxable years beginning after December 31, 2015, the applicable percentage limit (of aggregate adjusted bases or fair market value, as applicable) may be increased to 20%, provided that the average percentage (of aggregate adjusted bases or fair market value, as applicable) for the current and prior two taxable years does not exceed 10%. For purposes of applying the safe harbor, the sale of more than one property to one buyer as part of one transaction constitutes one sale.

        In order to avoid sales of inventory being subject to the prohibited transaction tax, we conduct certain activities (such as selling packing supplies and locks) through NSA TRS.

Foreclosure Property

        Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated, and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT.

Tax Aspects of Investments in Partnerships

General

        We will hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our operating partnership and equity interests in lower-tier partnerships including our DownREIT partnerships. In general, partnerships are "pass-through" entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in income the applicable proportionate share of these partnership items for purposes of the various REIT income tests, based on the relevant capital interest in such partnership, and in the computation of net taxable income. Moreover, for purposes of the REIT asset tests, we will include the proportionate share of assets held by subsidiary partnerships, including our operating partnership and DownREIT partnerships, based on the relevant capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of a REIT's interest in partnership assets is based on the REIT's proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

        The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any such subsidiary partnerships as a partnership (or a disregarded entity, as applicable), as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership" and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. In addition, under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified safe harbors, which are based on the specific facts and circumstances relating to the partnership. We believe that our operating partnership may qualify for at least one of these safe harbors and we do not anticipate that our operating partnership, or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation. If any of these entities were treated as an association for U.S. federal income tax purposes, or a publicly traded partnership, it would be taxable as a corporation and, therefore, would be subject to an entity-level tax on its income. In such a situation, the character of the assets and items of gross income of the REIT holding interests in such partnership would change, which could preclude such REIT from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in "—Requirements for Qualification—General—Asset Tests" and "—Gross Income Tests" above, and in turn could prevent the REIT from qualifying as a REIT. See "—Failure to Qualify," below, for a discussion of the effect of a failure to meet these tests for a taxable year. In addition, any change in the U.S. federal income tax status of any DownREIT partnership in which we hold an interest might be treated as a taxable event, in which case such REIT could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations With Respect to Partnership Properties

        The partnership agreements of our operating partnership and DownREIT partnerships generally provide that items of operating income and loss will be allocated to the holders of units in a manner that is consistent with the distribution provisions of the partnership agreement. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership's and DownREIT partnership's allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code of the Treasury Regulations promulgated under this section of the Code.

        Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value, or book value, of the contributed property and the adjusted tax basis of such property at the time of the contribution (a "book-tax difference"). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.

        Certain investors have made in-kind contributions of appreciated property (including equity interests in DownREIT partnerships) to our operating partnership in exchange for interests in our operating partnership, including contributions made in connection with the formation of our operating partnership. In addition, in connection with future asset acquisitions, appreciated property may be acquired by our operating partnership in exchange for interests in our operating partnership. The partnership agreement of our operating partnership and DownREIT partnerships require that allocations with respect to such acquired property be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of allocating book-tax differences. The Operating Partnership expects to use the traditional method for purposes of allocating its book-tax differences among its partners. Under the traditional method, which is the least favorable method from our perspective but may be requested by a contributor of property that our operating partnership acquires, the carryover basis of the acquired properties in the hands of our operating partnership (1) may cause us to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all of the acquired properties were to have a tax basis equal to their fair market value at the time of acquisition and (2) in the event of a sale of such properties, could cause us to be allocated gain in excess of our corresponding economic or book gain (or taxable loss that is less than our economic or book loss), with a corresponding benefit to the partners transferring such properties to our operating partnership for interests in our operating partnership. Therefore, the use of the traditional method could result in our having taxable income that is in excess of our economic or book income as well as our cash distributions from our operating partnership, which might adversely affect our ability to comply with the REIT distribution requirements or result in our shareholders recognizing additional dividend income without an increase in distributions.

Failure to Qualify

        In the event that we violate a provision of the Code that would result in a failure to qualify as a REIT, such REIT may nevertheless continue to qualify as a REIT if (1) the violation is due to reasonable cause and not due to willful neglect, (2) the REIT pays a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above. This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. Relief provisions are also available for failures of the income and asset tests, as described above in "—Requirements for Qualification—General—Failure to Satisfy the Gross Income Tests" and "—Requirements for Qualification—General—Asset Tests." If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which such entity is not a REIT will not be deductible by us, nor will we be required to make any distributions. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our shareholders will generally be taxable as regular corporate dividends. In the case of U.S. shareholders (as defined below) who are individuals, trusts and estates, such dividends may be eligible for the preferential income tax rates applicable to qualified dividend income (at a maximum rate of 20%), and dividends in the hands of corporate U.S. shareholders may be eligible for the dividends received deduction. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

        This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations. For these purposes, a U.S. shareholder is a beneficial owner of our common shares who for U.S. federal income tax purposes is:

  •
  an individual who is a citizen or resident of the U.S.;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common shares should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our common shares by the partnership.

        Distributions.    Provided that we qualify as a REIT, distributions made to our taxable U.S. shareholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common shares constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common shares. Dividends received from REITs are generally not eligible to be taxed at the preferential income tax rates applicable to non-corporate U.S. shareholders who receive qualified dividend income from taxable subchapter C corporations.

        Distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held its shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains.

        U.S. shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. shareholders who are individuals, trusts and estates and 35% in the case of U.S. shareholders that are corporations. Capital gain dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for non-corporate U.S. shareholders, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder's common shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. shareholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

        With respect to U.S. shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. shareholders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the U.S. shareholder has held the common share with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common share became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

  (a)
  the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

  (b)
  the excess of any "undistributed" net taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed net taxable income;

  (c)
  the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain; and

  (d)
  any earnings and profits that accumulated during a period that we were not treated as a REIT for U.S. federal income tax purposes or that were inherited from a C corporation in a tax-deferred reorganization or similar transaction;

provided that, in no case may the amount we designate as qualified dividend income exceed the amount we distribute to our shareholders as dividends with respect to the taxable year.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "—Requirements for Qualification—General—Annual Distribution Requirements." Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

        Dispositions of Our Common Shares.    In general, a U.S. shareholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder's adjusted tax basis in the common shares at the time of the disposition. In general, a U.S. shareholder's adjusted tax basis will equal the U.S. shareholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder discussed above less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of shares of our common shares will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than 12 months, and will be taxed at ordinary income rates (of up to 39.6%) if such shares were held for 12 months or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains.

        Holders are advised to consult their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.

        If a U.S. shareholder recognizes a loss upon a subsequent disposition of our common shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards "tax shelters," they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

        Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our common shares will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any "passive losses" against income or gain relating to our common shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder that elects to treat capital gain dividends, qualified dividend income or capital gains from the disposition of common shares as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare tax on unearned income

        Certain U.S. shareholders that are individuals, estates or trusts will be required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of common shares. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this additional tax on their ownership and disposition of our common shares.

Foreign Accounts

        Dividends paid after June 30, 2014, and gross proceeds from the sale or other disposition of our common shares paid after December 31, 2018, to "foreign financial institutions" in respect of accounts of U.S. shareholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. shareholders should consult their tax advisors regarding the effect, if any, of these withholding rules on their ownership and disposition of our common shares. See "—Foreign Accounts."

Taxation of Tax-Exempt U.S. Shareholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Provided that a tax-exempt U.S. shareholder has not held our common shares as "debt financed property" within the meaning of the Code (i.e., where the acquisition or ownership of the property is financed through a borrowing by the tax-exempt shareholder), distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax-exempt U.S. shareholder.

        Tax-exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by their investment in our common shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under section 501(a) of the Code, and (3) that owns more than 10% of our common shares could be required to treat a percentage of the dividends from us as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our common shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our common shares, collectively owns more than 50% of such common shares and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that common shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding common shares of a REIT is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Although we do not anticipate that we will be treated as a pension-held REIT, there can be no assurance that this will be the case. Prospective shareholders who are tax-exempt organizations should consult with their tax advisors regarding the tax consequences of investing in our common shares. Certain restrictions on ownership and transfer of our common shares should generally prevent a tax-exempt entity from directly owning more than 10% of the value of our common shares.

        Tax-exempt U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of our common shares.

Taxation of Non-U.S. Shareholders

        The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares applicable to non-U.S. shareholders. For these purposes, a non-U.S. shareholder is a beneficial owner of our common shares who is neither a U.S. shareholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

        Ordinary Dividends.    The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. shareholder generally will be treated as ordinary income and will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

        In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where the dividend income from a non-U.S. shareholder's investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will not be subject to the 30% withholding described above and will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (unless reduced or eliminated by a treaty) on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation.

        Non-Dividend Distributions.    Unless (1) our common shares constitute a U.S. real property interests, or USRPIs, or (2) either (A) if the non-U.S. shareholder's investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder through a permanent establishment, where applicable (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (B) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual's net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common shares constitute USRPIs, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. shareholder's adjusted tax basis in our common shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 15% of the amount by which a distribution exceeds the shareholder's share of our earnings and profits. Non-U.S. stockholders that are treated as "qualified foreign pension funds" are exempt from U.S. federal income and applicable withholding taxes under FIRPTA on such distributions by us.

        Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. federal income tax at the rates applicable to U.S. shareholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (unless reduced or eliminated by a treaty) in the hands of a non-U.S. shareholder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend (i) with respect to any class of our common shares which is regularly traded on an established securities market located in the United States if the non-U.S. shareholder did not own more than 10% of such class of common shares at any time during the one-year period ending on the date of such dividend or (ii) received by certain non-U.S. publicly traded investment vehicles meeting certain requirements. Instead, any such capital gain dividend received by such a shareholder will be treated as a distribution subject to the rules discussed above under "—Taxation of Shareholders—Taxation of Non-U.S. Shareholders—Ordinary Dividends." Also, the branch profits tax will not apply to such a distribution. In addition, non-U.S. stockholders that are treated as "qualified foreign pension funds" are exempt from income and withholding taxes applicable under FIRPTA on distributions from us to the extent attributable to USRPI capital gains.

        A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. shareholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. shareholder's investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual's net capital gain for the year).

        Dispositions of Our Shares.    Unless our common shares constitute a USRPI, a sale of the common shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA. The common shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period, and taking account certain look-through rules with respect to subsidiary entities, consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is expected that more than 50% of our assets will consist of interests in real property located in the United States.

        However, our common shares nonetheless will not constitute a USRPI if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of its shares of stock or the period of existence), less than 50% in value of its outstanding stock is held directly or indirectly by non-U.S. shareholders. For this purpose, effective December 18, 2015, a REIT may generally presume that any class of the REIT's stock that is "regularly traded," as defined by the applicable Treasury Regulations, on an established securities market is held by U.S. persons, except in the case of holders of 5% or more of such class of stock, and except to the extent that the REIT has actual knowledge that such stock is held by non-U.S. persons. In addition, effective beginning December 18, 2015, certain look-through and presumption rules apply for this purposes to any stock of a REIT that is held by a RIC or another REIT. We believe we are, and we expect to continue to be, a domestically controlled REIT, and certain ownership limitations included in our declaration of trust are intended to assist us in qualifying as a domestically controlled REIT. Therefore, the sale of our common shares should not be subject to taxation under FIRPTA. Because our shares are publicly traded, however, no assurance can be given that we are, or that if we are, that we will remain, a domestically controlled REIT.

        In the event that we do not constitute a domestically controlled REIT, a non-U.S. shareholder's sale of our common shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) our common shares are regularly traded on an established securities market, and (2) the selling non-U.S. shareholder owned, actually or constructively, 10% or less of our outstanding shares at all times during a specified testing period. In addition, even if we do not qualify as a domestically controlled REIT and our common stock is not regularly traded on an established securities market, non-U.S. stockholders that are treated as "qualified foreign pension funds" are exempt from tax under FIRPTA on the sale of our common stock.

        Even if we are a domestically controlled REIT, a non-U.S. shareholder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. shareholder (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of our capital stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is regularly traded and the non-U.S. shareholder did not own more than 5% of our capital stock during the one year period ending on the date of the distribution described in clause (1).

        If gain on the sale of our common shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the common shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our common shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (1) if the non-U.S. shareholder's investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

Backup Withholding and Information Reporting

        We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding, with respect to dividends paid, unless the holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. shareholder who fails to certify their non-foreign status.

        We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of our common shares within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common shares conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

Foreign Accounts

        Withholding taxes may be imposed (at a 30% rate) on U.S. source payments made after June 30, 2014 to "foreign financial institutions" and certain other non-U.S. entities and on certain disposition proceeds of U.S. securities realized after December 31, 2018. Under these withholding rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. shareholders (as defined above) who own shares of our common shares through foreign accounts or foreign intermediaries and certain non-U.S. shareholders. The withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Alternatively, if the foreign financial institution is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, it must comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding these withholding rules.

State, Local and Foreign Taxes

        We and our subsidiaries and shareholders may be subject to state, local and foreign taxation in various jurisdictions, including those in which they or we transact business, own property or reside. We will likely own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or foreign tax treatment of our company and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax advisor regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common shares.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our common shares.

BOOK-ENTRY SECURITIES

        We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be represented by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the class or series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and trustees or any trustee, paying agent or security registrar for an individual class or series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a class or series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

 LEGAL MATTERS

        Certain legal matters will be passed upon for us by Clifford Chance US LLP. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled "U.S. Federal Income Tax Considerations" is based on the opinion of Clifford Chance US LLP. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

 EXPERTS

        The consolidated balance sheets of National Storage Affiliates Trust as of December 31, 2015 and 2014, the related consolidated statements of operations, comprehensive income (loss), changes in equity (deficit), and cash flows for the years ended December 31, 2015 and 2014 and for the nine months ended December 31, 2013, and the financial statement schedule, Schedule III—Real Estate and Accumulated Depreciation, and the combined statements of operations, comprehensive income (loss), changes in equity (deficit), and cash flows of NSA Predecessor for the three months ended March 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The combined statements of revenue and certain expenses of (i) the properties known as Northwest 2013 Properties for the period from January 1, 2013 through the respective acquisition dates (as described in Note 3 of such financial statements) by National Storage Affiliates Trust ("NSA") during the year ended December 31, 2013 and for the years ended December 31, 2012 and 2011, (ii) the properties known as Optivest 2013 Properties for the period from January 1, 2013 through the respective acquisition dates (as described in Note 3 of such financial statements) by NSA during the year ended December 31, 2013 and for the years ended December 31, 2012 and 2011, (iii) the properties known as Northwest 2014 Properties for the years ended December 31, 2013 and 2012, (iv) the properties known as Optivest 2014 Properties for the year ended December 31, 2013 and for the period commencing on the later of January 1, 2012 or Optivest's respective acquisition dates (as described in Note 4 of such financial statements) through December 31, 2012, (v) the properties known as Guardian 2014 Properties for the years ended December 31, 2013 and 2012, (vi) the properties known as Guardian 2015 Properties for the years ended December 31, 2014, 2013 and 2012, (vii) the properties known as All Stor Properties for the period from the later of January 1, 2014 or All Stor's respective acquisition date (as described in Note 3 of such financial statements) through December 31, 2014, and for the period from the later of March 14, 2013 or All Stor's respective acquisition dates (as described in Note 4 of such financial statements) through December 31, 2013, (viii) the properties known as Move It Properties for the year ended December 31, 2013, (ix) the properties known as the Hide-Away Properties for the year ended December 31, 2015, (x) the properties known as the SecurCare Oklahoma Properties for the years ended December 31, 2015, 2014 and 2013, (xi) the property known as the Fondren Self Storage Property for the year ended December 31, 2015, (xii) the properties known as the Granite Clover Self Storage Properties for the year ended December 31, 2015, (xiii) the properties known as the Gulf Coast Properties for the year Ended December 31, 2015, and (xiv) the property known as the Storage Central Property for the year ended December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the reports of EKS&H LLLP, independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.

        This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Filed
Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-37351)	March 10, 2016
Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (File No. 001-37351)	May 10, 2016

Document	Filed
Current Report on Form 8-K (File No. 001-37351)	June 1, 2016
Current Report on Form 8-K (File No. 001-37351)	May 25, 2016
Current Report on Form 8-K (File No. 001-37351)	April 21, 2016
Current Report on Form 8-K (File No. 001-37351)	April 7, 2016
Current Report on Form 8-K (File No. 001-37351)	April 4, 2016
Current Report on Form 8-K (File No. 001-37351)	February 26, 2016

Document	Filed

Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2015) (File No. 001-37351)

April 20, 2016

Document	Filed
Registration Statement on Form 8-A (containing the description of our common shares of beneficial interest) (File No. 001-37351)	April 16, 2015

        All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and any accompanying prospectus supplement and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at 5200 DTC Parkway, Suite 200, Greenwood Village, CO 80111, Attention: National Storage Affiliates Trust, Investor Relations, or contact our offices at (720) 630-2600. The documents may also be accessed on our website at www.nationalstorageaffiliates.com.

4,500,000 Shares

National Storage Affiliates Trust

Common Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

Jefferies

Morgan Stanley

December 12, 2016